Exhibit 1.1

FORM OF AMENDED AND RESTATED DEALER MANAGER AGREEMENT

TriLinc Global Impact Fund, LLC

            , 2015

SC Distributors, LLC

695 Town Center Drive, Suite 600

Costa Mesa, CA 92626

Ladies and Gentlemen:

This Amended and Restated Dealer Manager Agreement (this “Agreement”) amends, restates and replaces in full that certain Dealer Manager Agreement dated February 25, 2013, by and between TriLinc Global Impact Fund, LLC, a Delaware limited liability company that elected to be treated as a partnership for federal income tax purposes (the “Company”) and SC Distributors, LLC, a Delaware limited liability company (the “Dealer Manager”).

The Company filed one or more registration statements with the U.S. Securities and Exchange Commission (the “SEC”) that are listed on Schedule 1 to this Agreement (each, a “Registration Statement”), which in this Agreement, unless explicitly stated otherwise, “the Registration Statement” means, at any given time, each of the Registration Statements listed on Schedule 1, as such Schedule 1 may be amended from time to time, as each Registration Statement is finally amended and revised at the effective date of the Registration Statement (including the effective date of any post-effective amendment thereto).

Each Registration Statement shall register an ongoing offering (each, an “Offering”) of units of limited liability company interests (the “Units”) pursuant to a primary offering (“Primary Units”) and pursuant to the Company’s distribution reinvestment plan (“DRIP Units” and, together with the Primary Units, the “Offered Units”). In this Agreement, unless explicitly stated otherwise, the “Offering” means each Offering covered by a Registration Statement and “Offered Units” means the units being offered in the Offering.

The Offering is and shall be comprised of a maximum amount of Offered Units set forth in the Prospectus (as defined in Section 1.1(a) below) that will be issued and sold to the public at the public offering prices per unit set forth in the Prospectus. In connection with the Offering, the minimum purchase by any one person shall be as set forth in the Prospectus (except as otherwise indicated in any letter or memorandum from the Company to the Dealer Manager). In this Agreement, unless explicitly stated otherwise, the “Prospectus” means, at any given time, each Prospectus contained in a Registration Statement.

In this Agreement, unless explicitly stated otherwise, any references to the Registration Statement, the Offering, the Offered Units, the Offering Period (as defined in Section 11.1 below) or the Prospectus with respect to each other shall mean only those that are all related to the same Registration Statement.

The Primary Units are to be issued and sold to the public on a “best efforts” basis through: (a) the Dealer Manager, as the exclusive managing dealer, and (b) other broker-dealers retained by the Dealer Manager (the “Participating Dealers”), at its sole discretion, to participate in an Offering and that has entered into, or will enter into, a Participating Broker-Dealer Agreement in connection with each Offering covered by the Registration Statements listed on Schedule 1 in the form attached to this Agreement as Exhibit A (the “Participating Dealer Agreement”), at the public offering price per unit set forth in a Prospectus (subject in certain circumstances to discounts based upon the volume of units purchased and for certain categories of purchasers). To the extent the Company’s net asset value on the most recent valuation date increases above or decreases below the Company’s net proceeds per unit, the offering price for the Primary Units will be adjusted as necessary to ensure that the Primary Units are not sold at a price, after deduction of selling commissions, dealer manager fees, organization and offering expenses, that is above or below the Company’s net asset value per unit as of the most recent valuation date. The adjusted offering price for the Units will become effective five business days after the Company determines to set the new prices and publicly discloses such prices. Each class of DRIP Units will be sold at the price equal to the then current offering price per Unit, less the sales fees associated with that class of units in the Company’s primary offering. The Company reserves the right to reallocate the Offered Units between the Primary Units and the DRIP Units.

The Company is externally advised by TriLinc Advisors, LLC, a Delaware limited liability company (the “Advisor”) pursuant to the advisory agreement entered into between the Company and the Advisor (the “Advisory Agreement”) substantially in the form included as an exhibit to the Registration Statement (as defined in Section 1.1 hereof).

The Company hereby appoints the Dealer Manager as its exclusive agent and managing dealer for the Offering, to solicit, and to cause Participating Dealers to solicit, purchasers of the Offered Units at their respective purchase prices, as such may change from time to time, and upon the terms and subject to the conditions set forth in the Prospectus, and the Dealer Manager hereby accepts such engagement and agrees to use its best efforts to procure purchasers of the Offered Units during the Offering Period (as defined in Section 11.1 hereof).

1.	Representations and Warranties of the Company.

The Company and the Advisor hereby jointly and severally represent, warrant and agree to the Dealer Manager and each Participating Dealer, as of the date hereof and at all times during the Offering Period (provided that, to the extent such representations and warranties are given as of a specified date or dates, the Company and Advisor make such representations and warranties only as of such date or dates) as follows:

1.1	Compliance with Registration Requirements.

(a) A Registration Statement, including a preliminary prospectus, for the registration of the Offered Units has been prepared by the Company and filed with the SEC in accordance with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations promulgated thereunder (the “Securities Act Regulations”). The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required by the SEC through the date hereof and will file such additional amendments and supplements thereto as may hereafter be required. The term “Effective Date” means the applicable date upon which the Registration Statement or any post-effective amendment thereto is or was first declared effective by the SEC; the term “Prospectus” means the prospectus, as amended or supplemented, on file with the SEC at the Effective Date of the Registration Statement (including financial statements, exhibits and all other documents related thereto filed as a part thereof or incorporated therein); provided, however, that if the Prospectus is amended or supplemented after the Effective

Date, then the term “Prospectus” shall refer to the Prospectus as amended or supplemented to date, and if the Prospectus filed by the Company pursuant to Rule 424(b) or 424 (c) of the Securities Act Regulations shall differ from the Prospectus on file with the SEC at the Effective Date, the term “Prospectus” shall refer to the Prospectus filed pursuant to either Rule 424(b) or 424(c) of the Securities Act Regulations from and after the date on which it shall have been filed with the SEC; and the term “Filing Date” means the applicable date upon which the initial Prospectus or any amendment or supplement thereto is filed with the SEC. As of the date hereof, no jurisdiction in which the Offered Units have been or will be offered or sold has issued any notification with respect to the suspension of the qualification of the Offered Units for sale in such jurisdiction and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, threatened. The Company is in compliance in all material respects with all federal and state securities laws, rules and regulations applicable to it and its activities, including, without limitation, with respect to the Offering and the sale of the Offered Units.

(b) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus and/or preliminary prospectus, at the time they are hereafter filed with the SEC, will comply in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder (the “Exchange Act Regulations”), and, when read together with the other information in the Registration Statement, at each applicable Effective Date of the Registration Statement, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If any portion of the Company’s annual report on Form 10-K is specifically incorporated by reference into the Prospectus pursuant to Instruction VII on Form S-1, then the term “Prospectus” shall include such information incorporated by reference therein.

(c) The Registration Statement and the Prospectus have complied, and will comply, as of the applicable Effective Date or Filing Date, as the case may be, and, during the term of this Agreement, in all material respects with the Securities Act and the Securities Act Regulations, the Exchange Act, and the Exchange Act Regulations; the Registration Statement does not, and any amendments thereto will not, in each case as of the applicable Effective Date, contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Prospectus does not, and any amendment or supplement thereto will not, as of the applicable Filing Date, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished in writing to the Company by the Dealer Manager or any Participating Dealer expressly for use in the Registration Statement or the Prospectus, or any amendments or supplements thereto. As of the date hereof, there has not been (i) any request by the SEC for any further amendment to the Registration Statement or the Prospectus or for any additional information, (ii) any issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the institution or, to the Company’s knowledge, threat of any proceeding for such purpose, or (iii) notification with respect to the suspension of the qualification of the units for sale in any jurisdiction or any initiation or, to the Company’s knowledge, threat of any proceeding for such purpose.

1.2	Good Standing of the Company.

(a) The Company is a limited liability company duly organized and validly existing under the laws of the State of Delaware and is in good standing with the State of Delaware, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus and to enter into this Agreement and to perform the transactions contemplated hereby and carry out its obligations hereunder. This Agreement is duly and validly authorized, executed and delivered by or on behalf of the Company and, assuming the due authorization, execution and delivery of this Agreement by the Dealer Manager, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles relating to the availability of remedies, and except to the extent that the enforceability of the indemnity provisions and the contribution provisions contained in Sections 9 and 10 hereof, respectively, may be limited under applicable securities laws.

(b) The Company is qualified to do business and is in good standing in every jurisdiction in which the conduct of its business, as described in the Prospectus, requires such qualification, except where the failure to do so would not result in a material adverse effect on the condition, financial or otherwise (a “Material Adverse Effect”), on the Company.

1.3 Authorization and Description of Securities. The issuance and sale of the Offered Units have been duly authorized by the Company, and, when issued and duly delivered against payment therefor as contemplated by this Agreement, the Offered Units will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Offered Units by the Company are not subject to preemptive or other similar rights arising by operation of law, under the certificate of formation or limited liability company operating agreement or under any agreement to which the Company is a party or otherwise. Each class of the Offered Units conforms in all material respects to the respective description of the Units contained in the Registration Statement and the Prospectus under the caption “Description of Units and Our Operating Agreement.” All offers and sales of the Units prior to the date hereof were at all relevant times duly registered under the Securities Act or were exempt from the registration requirements of the Securities Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.

1.4 Absence of Defaults and Conflicts. The Company and its Subsidiaries are not in violation of its certificate of formation or its limited liability company operating agreement, and the execution and delivery of this Agreement and the performance of this Agreement, the issuance, sale and delivery of the Offered Units, the consummation of the transactions herein contemplated and compliance with the terms hereof do not and will not conflict with or violate the terms of or constitute or result in a breach of or default under: (i) its (or any of its Subsidiaries’) certificate of formation, limited liability company operating agreement or other organizational documents, as the case may be; (ii) any indenture, mortgage, deed of trust, lease, note or other material agreement or instrument to which the Company or any of its Subsidiaries is a party or to which any of their properties are bound; (iii) any law, rule or regulation applicable to the Company or any of its Subsidiaries or any of their properties; or (iv) promulgated under the Securities Act, the Exchange Act, the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), or any state securities law of any state in which the Company is, or is required to be, qualified to transact business or as may be required by subsequent events which may occur (each a “Securities Law” and, collectively, the “Securities Laws”); or (v) any writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their properties, except to the extent that any conflict with, violation of, breach of or default under (i) through (v) above have not and would not reasonably be expected to result in a Material Adverse Effect on the Company.

1.5 No Registration as an Investment Company. The Company is not, and neither the offer or sale of the Offered Units nor any activities of the Company will cause the Company to be a “registered management investment company” as that term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations thereunder.

1.6 Absence of Further Requirements. No filing with, or consent, approval, authorization, license, registration, qualification, order or decree of any court, governmental authority or agency has been or is required for the performance by the Company or any of its Subsidiaries of their respective obligations under this Agreement or for the consummation by the Company of any of the transactions contemplated hereby, or in connection with the issuance and sale by the Company of the Offered Units, except as may be required or have been obtained under the Securities Laws, or where the failure to obtain such consent, approval, authorization, license, registration, qualification, order or decree of any court, governmental authority or agency would not reasonably be expected to result in a Material Adverse Effect on the Company.

1.7 Legal Proceedings. Unless otherwise described in the Prospectus, there are no actions, suits or proceedings against, or inquiries or investigations of, the Company or its Subsidiaries pending or, to the knowledge of the Company, threatened, before any court, arbitrator, administrative agency or other tribunal (each a “Legal Proceeding”) (a) asserting the invalidity of this Agreement, (b) seeking to prevent the issuance of the Offered Units or the consummation of any of the transactions contemplated by this Agreement, (c) that might materially and adversely affect the performance by the Company and its Subsidiaries, considered as one enterprise, of its obligations under, or the validity or enforceability of, this Agreement, or the Offered Units, (d) which could reasonably be expected to result in a Material Adverse Effect on the Company, or (e) seeking to affect adversely the federal income tax attributes of the Offered Units. The Company promptly will give notice to the Dealer Manager of the occurrence of any action, suit, proceeding or investigation of the type referred to above arising or occurring at any time during the Offering Period

1.8 Financial Statements. The financial statements of the Company included in the Registration Statement and the Prospectus, together with the related notes, present fairly the consolidated financial position of the Company and its Subsidiaries, as of and at the dates specified, and the results of their operations and cash flows for the periods specified in conformity with generally accepted accounting principles applied on a consistent basis and in conformity with Regulation S-X of the SEC. No other financial statements or schedules are required to be included in the Registration Statement, the Prospectus or any preliminary prospectus.

1.9 Deposit Account. The Company will deposit (or cause to be deposited upon instruction to Dealer Manager and the Participating Dealers) all subscription funds to a designated deposit account in the name of the Company (the “Deposit Account”) at a bank that shall be subject to the prior approval of the Dealer Manager.

1.10 Independent Registered Public Accounting Firm. The independent accounting firm that has audited and is reporting on any financial statements included or to be included in the Registration Statement or the Prospectus or any amendments or supplements thereto, shall be, as of the applicable Effective Date or Filing Date, and shall have been during the periods covered by their report included in the Registration Statement or the Prospectus or any amendments or supplements thereto, an independent registered public accounting firm within the meaning of the Securities Act and the Securities Act Regulations. Such accounting firm(s) have not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

1.11 No Material Adverse Change in Business. Since the respective dates as of which information is provided in the Registration Statement and the Prospectus or any amendments or supplements thereto, except as otherwise stated therein, (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company, whether or not arising in the ordinary course of business, and (b) there have been no transactions entered into by the Company that could reasonably be expected to result in a Material Adverse Effect on the Company.

1.12 Material Agreements. There are no contracts or other documents required by the Securities Act or the Securities Act Regulations to be described in or incorporated by reference into the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been accurately described in all material respects in the Prospectus or incorporated or filed as required.

1.13 Reporting and Accounting Controls. Each of the Company and its Subsidiaries has implemented controls and other procedures that are designed to ensure that information required to be disclosed by the Company in supplements to the Prospectus and amendments to the Registration Statement under the Securities Act and the Securities Act Regulations, the reports that it files or submits under the Exchange Act and the Exchange Act Regulations and the reports and filings that it is required to make under the applicable state securities laws in connection with the Offering are recorded, processed, summarized and reported, within the time periods specified in the applicable rules and forms and is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate, to allow timely decisions regarding required disclosure; and the Company and its Subsidiaries makes and keeps books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries. Each of the Company and its Subsidiaries maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. None of the Company, its Subsidiaries or the Advisor, nor any of their respective employees or agents, has made any payment of funds of the Company, its Subsidiaries or the Advisor, as the case may be, or received or retained any funds, and no funds of the Company or its Subsidiaries, as the case may be, have been set aside to be used for any payment, in each case in material violation of any law, rule or regulation applicable to the Company. Except as described in the Registration Statement, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated), and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

1.14 Material Relationships. No relationship, direct or indirect, exists between or among the Company on the one hand, and the managers, officers, or holders of 10% or more of the Units, or their respective affiliates, on the other hand, which is required to be described in the Prospectus and which is not so described.

1.15 Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, certificates, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local and foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to obtain such Governmental Licenses, singly or in the aggregate, would not have a Material Adverse Effect on the

Company. The Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, result in a Material Adverse Effect on the Company, and all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect on the Company. As of the date hereof, none of the Company or its Subsidiaries have received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect on the Company.

1.16 Subsidiaries. Each “significant subsidiary”, if any, of the Company (as such term is defined in Rule 1-02 of Regulation S-X) and each other entity in which the Company holds a direct or indirect ownership interest that is material to the Company (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized or formed and is validly existing as a corporation, partnership, limited liability company or similar entity in good standing under the laws of the jurisdiction of its incorporation or organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not result in a Material Adverse Effect on the Company. The only direct Subsidiaries of the Company as of the date of the Registration Statement or the most recent amendment to the Registration Statement, as applicable, are the Subsidiaries described or identified in the Registration Statement or such amendment to the Registration Statement.

1.17 Possession of Intellectual Property. The Company and its Subsidiaries own or possess, have the right to use or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by the Company and its Subsidiaries, respectively, except where the failure to have such ownership or possession would not, singly or in the aggregate, result in a Material Adverse Effect on the Company; provided that the Company does not own or possess the Intellectual Property rights to the “TriLinc” trademark and may lose the right to use such trademark in the event the Company’s current sponsor, TriLinc Global, LLC, no longer controls the Advisor or if the Advisor no longer serves as the advisor to the Company. Unless otherwise disclosed in the Prospectus, none of the Company or its Subsidiaries has received any notice or is otherwise aware of any infringement of, or conflict with, asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company and/or its Subsidiaries, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect on the Company.

1.18 Advertising and Sales Materials. All advertising and supplemental sales literature prepared or approved by the Company, whether designated solely for “broker-dealer use only” or otherwise and regardless of how labeled or described, to be used in connection with the Offering that has been, or hereafter is, delivered by the Company or the Dealer Manager in connection with the Offering (the “Authorized Sales Materials”) do not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

1.19 Compliance with Privacy Laws and the USA PATRIOT Act. The Company complies in all material respects with applicable privacy provisions of the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”) and applicable provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended (the “USA PATRIOT Act”).

1.20 Registration Rights. There are no persons, other than the Company, with registration or other similar rights to have any securities of the Company or its Subsidiaries registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act, or included in the Offering contemplated hereby.

1.21 Taxes. Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement or the execution, delivery and sale of the Offered Units have been, or will be, paid when due. The Company has filed, or will file, all federal, state and foreign income tax returns that have been, or will be, required to be filed on or before the due date (taking into account all extensions of time to file), and has paid or provided for the payment of all taxes indicated by such returns and all assessments received by the Company and each of its Subsidiaries to the extent that such taxes or assessments have become due, except where the Company is contesting such assessments in good faith and such amounts are held in reserve by the Company.

1.22 Authorized Use of Trademarks. Any required consent and authorization has been obtained for the use of any trademark or service mark in any advertising and supplemental sales literature or other materials delivered by the Company to the Dealer Manager or approved by the Company for use by the Dealer Manager (and any Participating Dealer) and, to the Company’s knowledge, the use of any trademark or service mark in such literature or other materials does not constitute the unlicensed use of intellectual property.

1.23 Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s managers or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

1.24 No Fiduciary Duty. The Company acknowledges and agrees that: (a) the Dealer Manager is acting solely in the capacity of an arm’s length contractual counterparty to it with respect to the Offering of the Offered Units (including in connection with determining the terms of the Offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any of its Subsidiaries or affiliates; (b) the Dealer Manager is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction; (c) the Company shall consult with each of their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Dealer Manager shall have no responsibility or liability to the Company with respect thereto; and (d) any review by the Dealer Manager of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of Dealer Manager and shall not be on behalf of the Company. Under no circumstances will the Dealer Manager be obligated to underwrite or purchase any Offered Units for its own account and, in soliciting purchasers of the Offered Units, the Dealer Manager shall act solely as the Company’s agent and not as an underwriter or principal.

2.	Covenants of the Company. The Company hereby covenants and agrees that:

2.1 Compliance with Securities Laws and Regulations. The Company will: (a) use commercially reasonable efforts to cause the Registration Statement and any subsequent amendments thereto to become effective as promptly as possible; (b) promptly notify the Dealer Manager of, and furnish to the Dealer Manager upon request, a copy of (i) any comments or requests for additional or supplemental information from the SEC or any state securities administrator and (ii) any proposed post-effective amendment to the Registration Statement or any proposed amendment or supplement to the Prospectus and (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; (c) timely file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC or under the Securities Act; and (d) if at any time the SEC shall issue any stop order or any other order preventing or suspending the effectiveness of the Registration Statement or the use of the Prospectus, or shall institute any proceeding for that purpose, then, the Company will promptly notify the Dealer Manager and, to the extent the board of managers of the Company, including a majority of the independent managers, determines that such action is in the best interest of the Company, (y) use commercially reasonable efforts to prevent the issuance of any such order, and (z) if any such order is issued, to obtain the lifting or removal of such order as promptly as possible. Prior to amending or supplementing the Registration Statement, any preliminary prospectus or the Prospectus (including any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to the Dealer Manager for its review, a reasonable period of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement without the Dealer Manager’s consent, which consent shall not be unreasonably withheld or delayed.

2.2 Delivery of Registration Statement, Prospectus and Sales Materials. The Company will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all filed or furnished amendments and exhibits thereto, as the Dealer Manager may reasonably request. The Company will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies as the Dealer Manager may reasonably request in connection with the Offering of: (a) the Prospectus in preliminary and final form and every form of supplemental or amended Prospectus; and (b) the Authorized Sales Materials.

2.3 Blue Sky Qualifications. The Company will use commercially reasonable efforts to qualify the Offered Units for offering and sale under, or to establish the exemption of the offering and sale of the Offered Units from qualification or registration under, the applicable state securities or “blue sky” laws of each of the 50 states, the District of Columbia and Puerto Rico (such jurisdictions in which qualifications or exemptions for the offer and sale of the Offered Units are in effect as of a relevant date are referred to herein as the “Qualified Jurisdictions”), to file such documents and furnish such information as may be reasonably required for that purpose, and to maintain such qualifications or exemptions in effect throughout the Offering. In connection therewith, the Company will prepare and file all such post-sales filings or reports as may be required by the securities regulatory authorities in the Qualified Jurisdictions in which the Offered Units have been sold, provided that the Dealer Manager shall provide the Company with any information required for such filings or reports that is solely in the Dealer Manager’s possession and is reasonably requested by the Company. The Company will furnish to the Dealer Manager a blue sky memorandum, prepared and updated from time to time by counsel to the Company, naming the Qualified Jurisdictions, which shall be true and correct in all respects, and which the Dealer Manager shall rely upon in making offers and sales in such Qualified Jurisdictions. The Company will, at the Dealer Manager’s request, furnish the Dealer Manager with a copy of such documents and information filed by the Company in connection with such qualifications and exemptions. The Company will notify the Dealer Manager promptly following a change in the status of the qualification or exemption of the Offered Units in any jurisdiction in any respect, including any stop order preventing or suspending the use of the Prospectus or of the institution of any proceedings for that purpose, and will use commercially reasonable efforts to prevent the issuance of any such order, and if any such order is issued, to obtain the lifting or removal of such order as promptly as possible. The Company will file and obtain clearance of the Authorized Sales Material to the extent required by applicable Securities Act Regulations and state securities laws.

2.4 Material Disclosures. If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs, or the Company receives notice from the Dealer Manager that it believes such an event has occurred, as a result of which the Prospectus or any Authorized Sales Materials would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act, then the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager), and the Company will prepare and file with the SEC an amendment or supplement that will correct such statement or omission or effect such compliance to the extent required, and shall make available to the Dealer Manager sufficient copies thereof for its own use and/or distribution to the Participating Dealers. The Dealer Manager and the Participating Dealers, each in their reasonable discretion, shall suspend the offering and sale of the Offered Units in accordance with Section 4.12 hereof until such time as the Company, in its sole discretion (a) has prepared and filed any such required amendment or supplement or otherwise effected compliance with the Securities Act and (b) instructs the Dealer Manager to resume the offering and sale of the Offered Units.

2.5 Reporting. The Company will comply with the requirements of the Exchange Act relating to the Company’s obligation to file and, as applicable, deliver to its unitholders periodic reports including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

2.6 Use of Proceeds. The Company will apply the proceeds from the sale of the Offered Units as stated in the Prospectus in all material respects.

2.7 Transfer Agent. The Company will engage and maintain, at its expense, a registrar and transfer agent for the Offered Units.

2.8 Non-Solicitation and Non-Hire. During the term of this Agreement and for a period of one (1) year after the Termination Date (defined below), none of the Company, or any of its affiliates shall (i) solicit, induce, recruit, hire or agree to hire or otherwise encourage or entice any employee of the Dealer Manager, Strategic Capital Companies, LLC or Strategic Capital Advisory Services, LLC to leave the employ of the Dealer Manager, or in any way interfere with the relationship between Dealer Manager or its affiliates and any employee thereof; provided, however, that the Company shall not be restricted from (a) employing any such person who contacts it on his or her own initiative and without any direct or indirect solicitation by the Company, and (b) advertising in publications or other general solicitations for employment not directed at such persons and the hiring as a result thereof shall not be deemed a violation of this paragraph, or (ii) induce or attempt to induce any customer, supplier, licensee or other business relation of Dealer Manager or its affiliates to cease doing business with, or modify its business relationship with Dealer Manager or its affiliates, or in any way interfere with or hinder the relationship between any such customer, supplier, licensee or business relation and Dealer Manager or its affiliates.

2.9 Information. The Company shall furnish, or arrange to have furnished to the Dealer Manager (a) all information in the Company’s control that is material to the Dealer Manager performing dealer manager services in connection with the Offering and (b) all information in the Company’s control (including due diligence information) that the Dealer Manager reasonably believes appropriate to performing the dealer manager services described in this Agreement.

2.10 Copies of Registration Statement and Prospectus. The Company will furnish the Dealer Manager with one signed copy of the Registration Statement, including its exhibits, and such additional copies of the Registration Statement, without exhibits, and the Prospectus and all amendments and supplements thereto, which are finally approved by the SEC, as the Dealer Manager may reasonably request, for the sale of the Offered Units.

2.11 Qualification to Transact Business. The Company will take all steps necessary to ensure that at all times the Company will validly exist as a Delaware limited liability company and will be qualified to do business in all jurisdictions in which the conduct of its business requires such qualification and where such qualification is required under local law, except where the failure to do so would not result in a Material Adverse Effect on the Company.

2.12 Authority to Perform Agreements. The Company undertakes to obtain all consents, approvals, authorizations or orders of any court or governmental agency or body which are required for the Company’s performance of this Agreement, the Advisory Agreement and under its certificate of formation and limited liability company operating agreement for the consummation of the transactions contemplated hereby and thereby, respectively, or the conducting by the Company of the business described in the Prospectus, except where the failure to obtain such consents, approvals, authorizations or orders, individually or in the aggregate related to the conducting by the Company of the business described in the Prospectus, would not result in a Material Adverse Effect on the Company.

2.13 Authorized Sales Materials. The Company will furnish to the Dealer Manager as promptly as shall be practicable upon request any Authorized Sales Materials (provided that the use of such Authorized Sales Materials has been first approved for use by all appropriate regulatory agencies). Any supplemental sales literature or advertisement, regardless of how labeled or described, used in addition to the Prospectus in connection with the Offering which is furnished or approved by the Company shall, to the extent required, be filed with and, to the extent required, approved by the appropriate securities agencies and bodies, provided that the Dealer Manager will make all FINRA filings, to the extent required. The Company will prepare (or cause to be prepared) all Authorized Sales Materials. Each of the Company and the Advisor will not (and will cause its affiliates to not) (i) show or give to any investor or prospective investor or reproduce any material or writing that is marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Units to members of the public; and (2) show or give to any investor or prospective investor in a particular jurisdiction any material or writing if such material bears a legend denoting that it is not to be used in connection with the sale of Units to members of the public in such jurisdiction. The Company is responsible for the content of all Authorized Sales Material.

2.14 Certificates of Compliance. The Company shall provide, upon filing of any post-effective amendment to the Registration Statement and upon the reasonable request and of the Dealer Manager, but no more frequently than quarterly, certificates of its chief executive officer and chief financial officer pursuant to Section 8.2 hereof.

2.15 Customer Information. To the extent applicable, the Company shall abide by and comply with (a) the privacy standards and requirements of the GLB Act, (b) the privacy standards and requirements of any other applicable federal or state law, and (c) its own internal privacy policies and procedures, each as may be amended from time to time; (d) refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and (e) determine which customers have opted out of the disclosure of nonpublic personal information by reviewing the aggregated list of such customers from the Dealer Manager and the Participating Dealers periodically provided to the Company by the Dealer Manager (the “List”) to identify customers that have exercised their opt-out rights. Prior to disclosing nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, the Company will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

2.16 Certain Payments. Without the prior consent of the Dealer Manager, none of the Company or any of its affiliates will make any payment (cash or non-cash) to any associated person or registered representative of the Dealer Manager.

2.17 Legal Proceedings. The Company will promptly give notice to the Dealer Manager of the occurrence of a material Legal Proceeding arising or occurring during the term of this Agreement.

2.18 Exclusivity. The Company and its affiliates will work exclusively with the Dealer Manager to distribute the Offered Units and Units of the Company during the term of this Agreement. During the term of this Agreement, neither the Company nor its affiliates, nor their representatives on behalf of the Company or its affiliates, shall, directly or indirectly, discuss, negotiate, engage or consider any proposal from any other person or entity for such person or entity to provide dealer manager services to the Company, unless and until the Company has good reason to believe that this Agreement will be automatically terminated pursuant to Section 11.1(i)(c) hereof or that it will have the grounds for terminating this Agreement pursuant to Section 11.2 hereof.

3.	Representations, Warranties and Covenants of the Advisor.

The Advisor hereby represents and warrants, covenants and agrees to the Dealer Manager, as of the date hereof and at all times during the term of this Agreement (provided that, to the extent representations and warranties are given only as of a specified date or dates, the Advisor only makes such representations and warranties as of such date or dates) as follows:

3.1	Good Standing of the Advisor.

(a) As of the date hereof, the Advisor is a limited liability company duly formed and validly existing under the laws of the State of Delaware, with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. Each of this Agreement and the Advisory Agreement is duly and validly authorized, executed and delivered by or on behalf of the Advisor and constitutes a valid and binding agreement of the Advisor, enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States, any state or any political subdivision thereof which affect creditors’ rights generally or by equitable principles relating to the availability of remedies or except to the extent that the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited under applicable securities laws).

(b) As of the date hereof, the Advisor is qualified to do business and is in good standing in every jurisdiction in which the conduct of its business in connection with the Offering requires such qualification, except where the failure to do so would not result in a Material Adverse Effect on the Advisor.

3.2 Legal Proceedings. Unless otherwise described in the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Advisor, threatened against or affecting the Advisor (a) asserting the invalidity of this Agreement, (b) which could reasonably be expected to result in a Material Adverse Effect on the Advisor, or (c) which might adversely affect the registration of the Advisor with the SEC.

3.3 Possession of Licenses and Permits. As of the date hereof, the Advisor possesses such Governmental Licenses issued by the appropriate federal, state, local and foreign regulatory agencies or bodies necessary to conduct the business now operated by it, except where the failure to obtain such Governmental Licenses, singly or in the aggregate, would not result in (a) a Material Adverse Effect on the Advisor or (b) a material adverse effect on the performance of the services under the Advisory Agreement by the Advisor. As of the date hereof, the Advisor has not received any notice of proceedings relating to the revocation or modification of any such Governmental License, which, singly or in the aggregate, if the subject to an unfavorable decision, ruling or finding, would result in a Material Adverse Effect on the Advisor.

3.4 Absence of Defaults and Conflicts. As of the date hereof, the Advisor is not in violation of its certificate of formation, limited liability company operating agreement and other organizational and operating documents. The execution and delivery of each of this Agreement and the Advisory Agreement and the performance thereunder by the Advisor, do not and will not conflict with or violate the terms of or constitute or result in a breach of or default under or result in a breach of any of the terms and provisions of, or constitute a default under: (a) the Advisor’s certificate of formation, limited liability company operating agreement, or other organizational documents; (b) any indenture, mortgage, deed of trust, voting trust agreement, note, lease or other agreement or instrument to which the Advisor is a party or by which the Advisor or any of its properties is bound; (c) any law, rule or regulation applicable to the Advisor promulgated under the Securities Act, the Exchange Act, the rules of FINRA, or any state securities law of any state in which the Advisor is, or is required to be, qualified to transact business or as may be required by subsequent events which may occur; or (d) any writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Advisor or any of its properties, except to the extent that any conflict with, violation of, breach of or default under (a) through (d) above have not and would not reasonably be expected to result in a Material Adverse Effect on the Advisor. No consent, approval, authorization or order of any court or other governmental agency or body has been or is required for the performance of the Advisory Agreement by the Advisor except (i) such as have been already obtained under the Securities Act or (ii) as may be required under state securities laws.

3.5 Investment Advisor. The Advisor is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”) and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Advisory Agreement for the Company as contemplated by the Prospectus. To the Advisor’s knowledge, there do not exist any facts or circumstances the existence of which could lead to any proceeding which might adversely affect the registration of the Advisor with the SEC.

4.	Representations, Warranties and Covenants of Dealer Manager.

The Dealer Manager hereby represents and warrants, covenants and agrees to the Company and the Advisor, as of the date hereof and at all times during the term of this Agreement (provided that, to the extent representations and warranties are given only as of a specified date or dates, the Dealer Manager only makes such representations and warranties as of such date or dates) as follows:

4.1 Good Standing of the Dealer Manager. The Dealer Manager is a limited liability company duly organized and validly existing under the laws of the State of Delaware, with full power and authority to conduct its business and to enter into this Agreement and to perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Dealer

Manager and, assuming due authorization, execution and delivery of this Agreement by the Company, constitutes a legal, valid and binding agreement of the Dealer Manager enforceable against the Dealer Manager in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles relating to the availability of remedies, and except to the extent that the enforceability of the indemnity provisions and the contribution provisions contained in Sections 9 and 10 of this Agreement, respectively, may be limited under applicable securities laws.

4.2	Compliance with Applicable Laws, Rules and Regulations.

(a) The Dealer Manager (i) is duly registered as a broker-dealer pursuant to the provisions of the Exchange Act, (ii) is a member of FINRA in good standing, (iii) is a broker or dealer duly registered as such in those states where the Dealer Manager is required to be registered in order to carry out the Offering as contemplated by this Agreement, and (iv) it has, and its employees and representatives who will perform services hereunder have, all required licenses and registrations to act under this Agreement. There is no provision in the Dealer Manager’s FINRA membership agreement that would prohibit or restrict the ability of the Dealer Manager to carry out the Offering as contemplated by this Agreement.

(b) With respect to the Dealer Manager’s participation and the participation by each Participating Dealer in the offer and sale of the Offered Units (including, without limitation any resales and transfers of Offered Units), the Dealer Manager agrees to comply, and each Participating Dealer shall agree to comply in all material respects, in the executed Participating Dealer Agreement between such Participating Dealer and the Dealer Manager, subject to any reasonable adjustments as determined in the sole discretion of the Dealer Manager, with all applicable requirements of (i) the Securities Act, the Securities Act Rules and Regulations, the Exchange Act, the Exchange Act Rules and Regulations and all other federal rules and regulations applicable to the Offering and the sale of the Offered Units, (ii) all applicable state securities or blue sky laws, (iii) FINRA Rules applicable to the Offering, specifically including, but not in any way limited to, Rules 2340, 2420, 2730 and 2750 of the NASD Conduct Rules and FINRA Rule 2310 and (iv) the provisions of Section III.C. of the Omnibus Guidelines of the North American Securities Administrators Association, Inc. (the “NASAA Guidelines”). The Dealer Manager agrees that to the extent it executes a Participating Dealer Agreement with a Participating Dealer that deviates in any material respect from the form attached hereto as Exhibit A, that it shall provide to the Company a copy of such agreement and a summary of such deviations promptly in such a manner as to allow the Company to make timely filings as necessary.

4.3 Participating Dealers. The Dealer Manager will use commercially reasonable efforts to engage and retain Participating Dealers to offer and sell the Offered Units. The Offered Units shall be offered and sold only by the Dealer Manager and the Participating Dealers the Dealer Manager may retain; provided, however, that (i) each Participating Dealer whom the Dealer Manager retains shall represent to the Dealer Manager that it is (a) duly registered as a broker-dealer pursuant to the provisions of the Exchange Act and a member of FINRA in good standing and (b) duly licensed or registered by the regulatory authorities in the jurisdictions in which they will offer and sell Offered Units, as set forth in an executed Participating Dealer Agreement between such Participating Dealer and the Dealer Manager and (ii) all such engagements of Participating Dealers are evidenced by written agreements, the terms and conditions of which substantially conform to the Participating Dealer Agreement, subject to any reasonable adjustments as determined in the sole discretion of the Dealer Manager.

4.4 AML Compliance. Although acting as a wholesale distributor and not itself selling Units directly to investors, the Dealer Manager represents to the Company that it has established and implemented anti-money laundering compliance programs in accordance with applicable law, including applicable FINRA Rules, Exchange Act Regulations and the USA PATRIOT Act, specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act,” and together with the USA PATRIOT Act, the “AML Rules”) reasonably expected to detect and cause the reporting of suspicious transactions in connection with the offering and sale of the Offered Units. The Dealer Manager further represents that it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act, and the Dealer Manager hereby covenants to remain in compliance with such requirements and shall, upon request by the Company, provide a certification to the Company that, as of the date of such certification (a) its AML program is consistent with the AML Rules and (b) it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act.

4.5 Accuracy of Information. The Dealer Manager represents and warrants that the information under the caption “Plan of Distribution” in the Prospectus insofar as it relates to the Dealer Manager and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6	Suitability.

(a) Notwithstanding the qualification of the Offered Units for sale in any respective jurisdiction (or the exemption therefrom), the Dealer Manager will not offer Offered Units, and will not permit any of its registered representatives to offer Offered Units, in any jurisdiction unless both the Dealer Manager and such registered representative (i) are duly licensed to transact securities business in such jurisdiction and (ii) have been advised in writing by the Company that the Offered Units are qualified or registered under the applicable laws of such jurisdiction or that such qualification or registration is not required in such jurisdiction and that the Offered Units may be offered and sold in such jurisdiction. In its agreement with each Participating Dealer, the Dealer Manager will not allow a Participating Dealer, or any such Participating Dealer’s registered representatives, to offer Offered Units in any jurisdiction unless both the Participating Dealer and such Participating Dealer’s registered representative (i) are duly licensed to transact securities business in such jurisdiction and (ii) have been advised in writing by the Company that the Offered Units are qualified or registered under the applicable laws of such jurisdiction or that such qualification or registration is not required in such jurisdiction and that the Offered Units may be offered and sold in such jurisdiction.

(b) The Dealer Manager will offer Offered Units, and in its Participating Dealer Agreement with each Participating Dealer will require that each Participating Dealer agree to offer Offered Units, only to persons who satisfy the investor suitability standards and minimum investment requirements set forth in the Prospectus or in any suitability letter or memorandum sent to the Dealer Manager by the Company and will only make offers to persons in the states in which it is advised in writing by the Company or the Dealer Manager that the Units are qualified for sale or that such qualification or registration is not required. The Dealer Manager agrees that in its Participating Dealer Agreement with each Participating Dealer the Dealer Manager will require that the Participating Dealers agree that in recommending the purchase, sale or exchange of Offered Units to an investor, the Dealer Manager, Participating Dealer, or any person associated with the Dealer Manager or any Participating Dealer that makes a recommendation, as applicable, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period required by the SEC, any state securities commission, FINRA or the Company) concerning the investor’s age, investment objectives, other investments, financial situation and needs, and any other information known to the Dealer Manager, such Participating Dealer or such person associated with the Dealer Manager, that (i) the investor is or will be in a financial position appropriate to enable the investor to realize to a significant extent the benefits described in the Prospectus, including the tax benefits to the extent they are a significant aspect of the Company, (ii) the investor meets the minimum income, net worth and all of the other requirements set forth in Article III.B, Article III.C and Article III.E.1 of the NASAA Guidelines and the Company’s limited liability company operating agreement, and (iii) the Participating Dealers will agree in their Participating Dealer Agreements that an investment in Offered Units is otherwise suitable for such investor. The Dealer Manager agrees that the Participating Dealers will agree to sell Class A, Class C and Class I Units only to those persons who are eligible to purchase such Units, as described in the Prospectus. The Dealer Manager, or a person associated with the Dealer Manager, will make every reasonable effort to determine that the proposed purchase of Offered Units is a suitable and appropriate investment for such proposed investor solicited by a person associated with the Dealer Manager. In making the determinations as to financial qualifications and as to suitability required by the NASAA Guidelines, the Dealer Manager and Participating Dealers may rely on (A) representations from investment advisers who are not affiliated with a Participating Dealer, banks acting as trustees or fiduciaries, and (B) information it has obtained from a prospective investor, including such information as the investment objectives, other investments, financial situation and needs of the Person or any other information known by the Dealer Manager (or Participating Dealer, as applicable), after due inquiry. Notwithstanding the foregoing, the Dealer Manager shall not, and each Participating Dealer shall agree not to, execute any transaction in the Company in a discretionary account without prior written approval of the transaction by the customer.

4.7 Recordkeeping. The Dealer Manager agrees to comply, and to require each Participating Dealer to comply, with the record keeping requirements of the Exchange Act, including but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act. The Dealer Manager further agrees to keep, and to require each Participating Dealer to keep, such records with respect to each customer who purchases Offered Units, the customer’s suitability and the amount of Offered Units sold, and to retain such records for six years or such period of time as may be required by the SEC, any state securities commission, FINRA or the Company, whichever is later. The Company agrees that the Dealer Manager can satisfy its recordkeeping obligations hereunder by contractually requiring such information to be maintained by the Participating Dealers, investment advisers or banks referred to above in Section 4.6.

4.8 Resale of Offered Units. The Dealer Manager agrees, and each Participating Dealer shall have agreed, to comply and shall comply with any applicable requirements with respect to its and each Participating Dealer’s participation in any resales or transfers of the Offered Units. In addition, the Dealer Manager agrees, and each Participating Dealer shall have agreed, that should it or they assist with the resale or transfer of the Offered Units, it and each Participating Dealer will fully comply with all applicable FINRA rules and any other applicable federal or state laws.

4.9 Distribution of Prospectuses. The Dealer Manager is familiar with Rule 15c2-8 under the Exchange Act, relating to the distribution of preliminary and final Prospectuses, and confirms that it has complied and will comply therewith.

4.10 Authorized Sales Materials. The Company will provide the Dealer Manager with certain Authorized Sales Materials to be used by the Dealer Manager and the Participating Dealers in connection with the Offering. If the Dealer Manager elects to use such Authorized Sales Materials, then the Dealer Manager agrees that such material shall not be used by it in connection with the Offering and that it will direct Participating Dealers not to make such use of any Authorized Sales

Materials unless accompanied or preceded by the Prospectus. The Dealer Manager agrees that it will not use any sales literature or materials other than Authorized Sales Materials provided by the Company. The Dealer Manager shall not, and in its Participating Dealer Agreement with each Participating Dealer will require that each Participating Dealer agree not to, give or provide any information or make any representation other than those contained in the Prospectus or the Authorized Sales Materials.

4.11 Materials for Broker-Dealer Use Only. The Dealer Manager will not, and each Participating Dealer will agree in the Participating Dealer Agreements not to, (i) show or give to any investor or prospective investor or reproduce any material or writing that is marked “broker- dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Units to members of the public or (ii) show or give to any investor or prospective investor in a particular jurisdiction any material or writing if such material bears a legend denoting that it is not to be used in connection with the sale of Units to members of the public in such jurisdiction.

4.12 Suspension or Termination of Offering. The Dealer Manager agrees, and will require that each of the Participating Dealers agree, to suspend or terminate the offering and sale of the Offered Units upon request of the Company at any time and to resume offering and sale of the Offered Units upon subsequent request of the Company.

4.13 Subscription Procedures. The Dealer Manager will comply in all material respects with the subscription procedures and “Plan of Distribution” set forth in the Prospectus, and with respect to any direct sales made by the Dealer Manager, with the transmittal of funds procedures set forth in Section 7 hereof.

4.14 Exclusivity. Neither the Dealer Manager, nor any of its affiliates, will serve as the dealer manager or otherwise participate in a selling group distributing securities in the U.S. retail investor market for any fund, including a direct participation product, limited liability company, or partnership investing primarily in Impact Strategy (as defined in Section 11.3(c) hereof) and Impact Strategy related, investments during the period of time the Dealer Manager is distributing the securities of the Company. The Dealer Manager may terminate this exclusivity in its sole discretion if the Company, the Advisor or any of its affiliates commits fraud, bad acts, or otherwise materially breaches any material terms of this Dealer Manager Agreement.

5.	Expenses and Fees.

5.1 Company Expenses. The Company agrees to pay all costs and expenses incident to the Offering, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including, without limitation, expenses, fees and taxes in connection with: (a) the registration fee, the preparation and filing of the Registration Statement (including without limitation financial statements, exhibits, schedules and consents), the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof and of all sales material, to the Dealer Manager and to Participating Dealers (including costs of mailing and shipment); (b) the preparation, issuance and delivery of certificates, if any, for the Offered Units, including any unit or other transfer taxes or duties payable upon the sale of the Offered Units; (c) all fees and expenses of the Company’s legal counsel, independent public or certified public accountants and other advisors; (d) the qualification of the Offered Units for offering and sale under state laws in the states, including the Qualified Jurisdictions, that the Company shall designate as appropriate and the determination of their eligibility for sale under state law as aforesaid and the printing and furnishing of copies of blue sky surveys (including the reasonable legal fees and filing fees and other disbursements of counsel relating thereto); (e) the filing fees for Dealer Manager’s filing for review by FINRA of all necessary documents and information relating to the Offering and the Offered

Units; (f) the fees and expenses of any escrow agent, transfer agent or registrar for the Offered Units and miscellaneous expenses referred to in the Registration Statement; (g) all costs and expenses incident to the travel and accommodation of the Advisor’s personnel (other than personnel that are affiliated with Strategic Capital Advisory Services, LLC), and the personnel (other than personnel that are affiliated with Strategic Capital Advisory Services, LLC) of any sub-advisor designated by the Advisor and acting on behalf of the Company or its Subsidiaries, in making road show presentations and presentations to Participating Dealers and other broker-dealers and financial advisors with respect to the offering of the Offered Units; (h) the performance of the Company’s other obligations hereunder; and (i) all of the expenses of agents of the Company, other than the Dealer Manager, incurred in connection with performing marketing and advertising services for the Company.

5.2 Dealer Manager Expenses. In addition to payment of the Company expenses described in Section 5.1, the Company shall directly pay or reimburse the Dealer Manager as provided in the Prospectus for certain reasonable costs and expenses incident to the Offering if, when added to all of the other underwriting compensation being paid in connection with the Offering, such expenses are permitted to be reimbursed pursuant to prevailing FINRA Rules, including without limitation, expenses, fees and taxes incurred in connection with: (a) customary travel, lodging, meals and reasonable entertainment expenses incurred in connection with the Offering; (b) costs and expenses of conducting and/or attending educational conferences and seminars, attending broker-dealer sponsored conferences, industry sponsored conferences, informational seminars and educational conferences sponsored by the Company; (c) customary promotional items; (d) legal counsel to the Dealer Manager, including fees and expenses incurred prior to the Effective Date, provided such fees and expenses are reasonable, relate to the Dealer Manager and the Offering, and do not exceed $150,000, unless consented to by the Company; and (e) non-accountable due diligence expenses in connection with the Offering, provided, however, that when aggregated with all other non-accountable expenses incurred in connection with the Offering, such non-accountable due diligence expense amount does not exceed 3.0% of the gross proceeds from the Offering. Any expenses reimbursed pursuant to this Section 5.2 will be reimbursed to the Dealer Manager within thirty (30) days of the Dealer Manager’s presentation of a detailed and itemized invoice or receipt or such other documentation as the Company may deem acceptable for such expenses to the Company.

5.3 Due Diligence Expenses. In addition to reimbursement as provided under Section 5.2, the Company shall also reimburse the Dealer Manager, or any Participating Dealer, as applicable, for reasonable bona fide due diligence expenses incurred by the Dealer Manager or any Participating Dealer. Such due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by the Dealer Manager or any Participating Dealer and their personnel when visiting the Company’s offices to verify information relating to the Company. The Dealer Manager or any Participating Dealer shall provide to the Company a detailed and itemized invoice for any such due diligence expenses. Any expenses reimbursed pursuant to this Section 5.3 will be paid or reimbursed to the Dealer Manager within thirty (30) days of the Dealer Manager’s presentation of a detailed and itemized invoice or receipt, or such other documentation as the Company reasonably deems acceptable, for such expenses to the Company.

6.	Sale of Offered Units.

6.1	Compensation.

(a) Selling Commissions. Subject to volume discounts and other special circumstances described in or otherwise provided in the “Plan of Distribution” section of the Prospectus or this Section 6.1, the Company will pay to the Dealer Manager (1) selling commissions in the amount of up to 7.0% of the gross proceeds of the Class A Units sold in the primary Offering and (2)

selling commissions in the amount of 3.0% of the gross proceeds of the Class C Units sold in the primary Offering, which commissions, in each case, will be reallowed to the Participating Dealer who sold the Class A or Class C Units giving rise to such commissions, as described more fully in the Participating Dealer Agreement entered into with such Participating Dealer. No selling commissions shall be payable in respect of the purchase of any Class I Units, DRIP Units or any Class A Units sold to affiliates pursuant to Section 6.1(d) below.

(b) Dealer Manager Fee. Subject to volume discounts and other special circumstances described in or otherwise provided for in the “Plan of Distribution” section of the Prospectus or this Section 6.1, the Company will pay to the Dealer Manager a dealer manager fee in the amount of (1) 2.75% of the gross proceeds from the sale of Class A and Class C Units sold in the primary Offering and (2) 1.75% of the gross proceeds from the sale of Class I Units sold in the primary Offering, (collectively, the “Dealer Manager Fee”), a portion of which, in each case, may be reallowed to Participating Dealers (as described more fully in the Participating Dealer Agreement entered into with such Participating Dealer), which reallowance, if any, shall be determined by the Dealer Manager in its discretion based on factors including, but not limited to, the number and class of Units sold by such Participating Dealer, the assistance of such Participating Dealer in marketing the Offering and due diligence expenses incurred, and the extent to which similar fees are reallowed to participating broker-dealers in other direct participation offerings being conducted during the Offering Period. No Dealer Manager Fee shall be payable in respect of any DRIP Units.

(c) Distribution Fee. Subject to volume discounts and other special circumstances described in or otherwise provided for in the “Plan of Distribution” section of the Prospectus or this Section 6.1, the Company will pay to the Dealer Manager with respect to the Class C Units only a distribution fee (the “Distribution Fee”), which shall accrue daily in the amount equal to 1/365th of 0.80% of the amount of the net asset value per unit for the Class C Units for such day, including Class C DRIP Units, on a continuous basis from year to year. The Distribution Fee shall be payable quarterly in arrears. The Dealer Manager may re-allow all or any portion of the Distribution Fee to the Participating Dealers who sold the Class C Units giving rise to such fees, as described more fully in the Participating Dealer Agreement entered into with such Participating Dealer. The Dealer Manager will cease receiving Distribution Fees with respect to Class C Units sold in the Offering upon the earlier to occur of the following: (i) a listing of the Class C Units on a national securities exchange; (ii) following the completion of the Offering, total underwriting compensation in the Offering equaling 10% of the gross proceeds from the primary Offering, or (iii) there are no longer any Class C Units outstanding, for example (without limitation), because of their redemption or other repurchase by the Company, upon the dissolution of the Company, or upon a merger or other extraordinary transaction in which the Company is a party and in which the Units, including the Class C Units, are exchanged for cash or other securities. The Company will not pay the Dealer Manager a Distribution Fee with respect to Class A Units or Class I Units.

(d) Sales to Affiliates. As described in the Prospectus, the Dealer Manager may sell only Class A Units to the Company’s executive officers and managers and their immediate family members as well as officers and persons associated with the Advisor and its members and their affiliates and their immediate family members (including spouses, parents, grandparents, children and siblings), and any other individuals designated by the Company’s management, and, if approved by the Company’s board of managers, joint venture partners, consultants and other service providers, at a discount. The purchase price for such Class A Units will be $9.30 per Unit, reflecting the fact that the selling commissions in the amount of $0.70 will be waived and not payable in connection with such Class A Units.

(e) Payment. All amounts payable to the Dealer Manager pursuant to this Section 6.1 will be paid in full within thirty (30) days after the investor subscribing for the Offered Units is admitted as a unitholder of the Company; provided, however, that the Distribution Fee shall be paid in accordance with Section 6.1(c) hereof.

(f) Underwriting Compensation. Notwithstanding anything to the contrary contained herein, in no event shall the total aggregate underwriting compensation, reimbursement of expenses or any other amounts paid in connection with each Offering pursuant to this Section 6.1 or under Sections 5.1 and 5.2 hereof, whether paid by the Company, the Dealer Manager or otherwise, including, but not limited to, selling commissions, the Dealer Manager Fee and the Distribution Fee, exceed ten percent (10.0%) of the gross proceeds from the sale of Primary Units in each Offering as of the end of each Offering.

6.2 Obligations to Participating Dealers. The Company will not be liable or responsible to any Participating Dealer for direct payment of commissions, any reallowance of the Dealer Manager Fee or the Distribution Fee to such Participating Dealer or any payment or reimbursement of expenses to any Participating Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions, any reallowance of the Dealer Manager Fee to Participating Dealers or any payment or reimbursement of expenses to any Participating Dealer. Notwithstanding the above, the Company, in its sole discretion, may act as agent of the Dealer Manager by making direct payment of commissions or reallowance of the Dealer Manager Fee to such Participating Dealers without incurring any liability therefor.

7.	Submission of Orders.

(a) Each person desiring to purchase Offered Units in the Offering will be required to complete and execute a subscription agreement in the form attached as an appendix to the Prospectus (the “Subscription Agreement”) and to deliver to the Dealer Manager or Participating Dealer, as the case may be (the “Processing Broker-Dealer”), such completed Subscription Agreement, together with a check in U.S. dollars or by wire transfer of immediately available funds (hereinafter referred to as an “instrument of payment”) in the amount of the public offering price per Unit subscribed for as set forth in a Prospectus, or such discounted purchase price per Unit that may apply based upon the available discounts specified in a Prospectus; or such price disclosed by the Company. There shall be a minimum initial purchase by any one purchaser of $2,000 of Offered Units (except as otherwise indicated in the Prospectus, or in any letter or memorandum from the Company to the Dealer Manager). Minimum subsequent purchases of Offered Units shall be $500 per transaction, except for purchases made pursuant to the Company’s distribution reinvestment plan. Persons who purchase Offered Units will be instructed by the Processing Broker-Dealer to make their checks payable to “TriLinc Global Impact Fund, LLC”.

(b) The Processing Broker-Dealer receiving a Subscription Agreement and instrument of payment not conforming to the foregoing instructions shall return such Subscription Agreement and instrument of payment directly to such subscriber not later than ten business days of receipt by the Processing Broker-Dealer of such materials. Subscription Agreements and instruments of payment received by the Processing Broker-Dealer which conform to the foregoing instructions shall be transmitted pursuant to one of the following methods:

(i) where, pursuant to the internal supervisory procedures of the Processing Broker-Dealer, internal supervisory review is conducted at the same location at which Subscription Agreements and instruments of payment are received from subscribers, then, by noon of the next business day following receipt by the Processing Broker-Dealer, the Processing Broker-Dealer will transmit the Subscription Agreements and instruments of payment to the Company or to such other account or agent as directed by the Company; and

(ii) where, pursuant to the internal supervisory procedures of the Processing Broker-Dealer, final internal supervisory review is conducted at a different location (the “Final Review Office”), Subscription Agreements and instruments of payment will be transmitted by the Processing Broker-Dealer to the Final Review Office by end of business of the next business day following receipt thereof by the Processing Broker-Dealer. The Final Review Office will in turn by end of business of the next business day following receipt thereof by the Final Review Office, transmit such Subscription Agreements and instruments of payment to the Company or to such other account or agent as directed by the Company.

(c) Notwithstanding the foregoing, with respect to any Offered Units to be purchased by a custodial account, the Processing Broker-Dealer shall cause the custodian of such account to deliver a completed Subscription Agreement and instrument of payment for such account directly to the Company or its designated agent. The Processing Broker-Dealer shall furnish to the Company or its designated agent with each delivery of instruments of payment a list of the subscribers showing the name, address, tax identification number, state of residence, amount of Offered Units subscribed for, and the amount of money paid.

(d) The Dealer Manager acknowledges and agrees that the Company reserves the unconditional right to reject any order for any reason.

8. Conditions of the Dealer Manager’s Obligations. The Dealer Manager’s obligations hereunder shall be subject to the continued accuracy throughout the term of this Agreement of the representations, warranties and agreements of the Company, to the performance by the Company of its obligations hereunder and to the following terms and conditions:

8.1 Effectiveness of Registration Statement. The Registration Statement shall have initially become effective on the Effective Date and, at any time during the term of this Agreement, no stop order shall have been issued or proceedings therefor initiated or threatened by the SEC; and all requests for additional information on the part of the SEC and state securities administrators shall have been complied with and no stop order or similar order shall have been issued or proceedings therefor initiated or threatened by any state securities authority in any jurisdiction in which the Company intends to offer the Offered Units.

8.2 Officer’s Certificate. The Company will deliver or cause to be delivered to the Dealer Manager on the original Effective Date and on or before the third business day following the filing of each post-effective amendment to the Registration Statement (each such date, a “Certificate Delivery Date”), but no more frequently than quarterly, a certificate executed by the chief executive officer or president and the chief financial officer of the Company, dated as of the applicable date, certifying the following:

(a) the representations and warranties of the Company contained in this Agreement are true and correct with the same effect as if made on the Certificate Delivery Date and the Company has complied with all covenants, agreements or obligations on its part to be performed or satisfied at or prior to the Certificate Delivery Date;

(b) the Registration Statement has become effective under the Securities Act and no stop order suspending effectiveness has been issued by the SEC, and no proceeding for such a stop order is pending, or to the best knowledge of the Company, threatened or contemplated under the Securities Act;

(c) any request by the SEC for additional information (to be included in the Registration Statement or Prospectus or otherwise) has been complied with;

(d) the Registration Statement (and any amendments or supplements thereto) does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, and the Prospectus (and any amendments or supplements thereto) does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(e) there is no litigation or governmental proceeding pending against the Company which is required to be described in the Registration Statement but which is not described in the Registration Statement; and

(f) there has been no change in the business, properties, prospects or condition (financial or otherwise) of the Company subsequent to the date of the most recent balance sheets provided in the Registration Statement and the Prospectus which would result in a Material Adverse Effect on the Company.

8.3 Legal Opinion. To the extent reasonably requested, the Dealer Manager shall have received the opinion of the Company’s legal counsel as to customary matters in customary form, and a supplemental “negative assurances” letter from such counsel, each dated as of the Effective Date and each in the form and substance reasonably satisfactory to the Dealer Manager.

8.4 General. The Dealer Manager’s obligations under this Agreement are subject to the conditions specified in this Section 8, and to the extent that the Company does not timely perform and deliver to the Dealer Manager those obligations set forth in Sections 8.1, 8.2 and 8.3, such failure shall be a material breach of this Agreement of the purposes of Section 11 hereof (Term and Termination). If all conditions specified in Sections 8.1, 8.2 and 8.3 are not satisfied or waived by the Dealer Manager on or before the initial Effective Date or at any time thereafter until the Termination Date (as defined in Section 11.1), then no funds shall be released from the Deposit Account if the Dealer Manager provides notice to this effect to the Company and the bank at which the Deposit Account is established. All certificates, letters and other documents referred to in this Agreement will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Dealer Manager and the Dealer Manager’s counsel.

9.	Indemnification.

9.1 Indemnified Parties Defined. For the purposes of this Section 9, an entity’s “Indemnified Parties” shall include such entity’s officers, directors, employees, members, partners, affiliates, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

9.2 Indemnification of the Dealer Manager and Participating Dealers. The Company, will indemnify, defend (subject to Section 9.6 hereof) and hold harmless the Dealer Manager and the Participating Dealers, and their respective Indemnified Parties, from and against any losses, claims, expenses (including reasonable legal and other expenses incurred in investigating and defending such claims or liabilities), damages or liabilities, joint or several, to which such Participating Dealers or the Dealer Manager, or their respective Indemnified Parties, may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by any of the Company, any material breach of a covenant contained herein by any of the Company, or any material failure by the Company to perform its obligations hereunder or to comply with state or federal securities laws applicable to the Offering, or (b) any untrue statement or alleged untrue statement of a material fact contained (i) in any Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus or (ii) in any Authorized Sales Materials or (iii) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Offered Units for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), or (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof, or in the Prospectus or any amendment or supplement to the Prospectus, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company will reimburse each Participating Dealer or the Dealer Manager, and their respective Indemnified Parties, for any legal or other expenses reasonably incurred by such Participating Dealer or the Dealer Manager, and their respective Indemnified Parties, in connection with investigating or defending such loss, claim, expense, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, expense, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Dealer Manager in each case expressly for use in the Registration Statement or any post-effective amendment thereof, or the Prospectus or any such amendment thereof or supplement thereto. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

Notwithstanding the foregoing, the indemnification and agreement to hold harmless provided in this Section 9.2 is further limited to the extent that no such indemnification by the Company of a Participating Dealer or the Dealer Manager, or their respective Indemnified Parties, shall be permitted under this Agreement for, or arising out of, an alleged violation of federal or state securities laws, unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (c) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.

9.3 Dealer Manager Indemnification of the Company. The Dealer Manager will indemnify, defend and hold harmless the Company, its Indemnified Parties and each person who has signed the Registration Statement, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims (including the reasonable cost of investigation), damages or liabilities (or actions in respect thereof) arise out of or are based upon: (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Dealer Manager, any material breach of a covenant contained herein by the Dealer Manager or any material failure by the Dealer Manager to perform its obligations hereunder or to comply with state or federal securities laws applicable to the Offering; (b) any untrue statement or any alleged untrue statement of a material fact contained (i) in any Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus, (ii) in any Authorized Sales Materials or (iii) in any Blue Sky Application;

(c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus or any amendment or supplement to the Prospectus or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, provided, however, that in each case described in clauses (b) and (c) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Dealer Manager specifically for use with reference to the Dealer Manager in the Registration Statement or any such post-effective amendments thereof or the Prospectus or any such amendment thereof or supplement thereto; (d) any use of sales literature by the Dealer Manager that is not Authorized Sales Materials, any use of “broker-dealer use only” materials with members of the public concerning the Offered Units by the Dealer Manager or any use of Authorized Sales Materials by the Dealer Manager that are not accompanied or preceded by delivery of a Prospectus; or (e) any untrue statement made by the Dealer Manager or its authorized registered representatives or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Offered Units, in each case, other than statements or omissions made in conformity with the Registration Statement, the Prospectus, any Authorized Sales Materials, or any other materials or information furnished by or on behalf of the Company. The Dealer Manager will reimburse the aforesaid parties for reasonable expenses incurred in connection with investigation or defense of such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.

9.4 Participating Dealer Indemnification of the Company. By virtue of entering into the Participating Dealer Agreement, each Participating Dealer severally will agree to indemnify, defend and hold harmless the Company, the Dealer Manager, each of their respective Indemnified Parties, and each person who signs the Registration Statement, from and against any losses, claims, expenses, damages or liabilities to which the Company, the Dealer Manager, or any of their respective Indemnified Parties, or any person who signed the Registration Statement, may become subject, under the Securities Act or otherwise, as more fully described.

9.5 Action Against Parties; Notification. Promptly after receipt by any indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, promptly notify the indemnifying party of the commencement thereof; provided, however, the failure to give such notice shall not relieve the indemnifying party of its obligations hereunder except to the extent it shall have been prejudiced by such failure. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 9.6 hereof) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of and unconditional release of all liability from, the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party, such consent not to be unreasonably withheld or delayed.

9.6 Reimbursement of Fees and Expenses. An indemnifying party under this Section 9 shall be obligated to reimburse an indemnified party for reasonable legal and other expenses as follows:

(a) In the case of the Company indemnifying the Dealer Manager, the advancement of Company funds to the Dealer Manager for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought shall be permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a unitholder of the Company or the legal action is initiated by a unitholder of the Company acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Dealer Manager undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which the Dealer Manager is found not to be entitled to indemnification.

(b) In any case of indemnification other than that described in Section 9.6(a) above, the indemnifying party shall pay all legal fees and expenses reasonably incurred by the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm (in addition to local counsel) that has been participating by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

10.	Contribution.

(a) If the indemnification provided for in Section 9 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Dealer Manager and the Participating Dealer, respectively, from the proceeds of the offering of the Offered Units pursuant to this Agreement and the relevant Participating Dealer Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Dealer Manager and the Participating Dealer, respectively, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

(b) The relative benefits received by the Company, the Dealer Manager and the Participating Dealer, respectively, in connection with the proceeds of the offering of the Offered Units pursuant to this Agreement and the relevant Participating Dealer Agreement shall be deemed to be in the same respective proportion as the total net proceeds from the offering of the Offered Units pursuant to this Agreement and the relevant Participating Dealer Agreement (before deducting expenses), received by the Company, and the total selling commissions, Dealer Manager Fee and Distribution Fees received by the Dealer Manager and the Participating Dealer, as applicable, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Offered Units as set forth on such cover.

(c) The relative fault of the Company, the Dealer Manager and the Participating Dealer, respectively, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the Company, or by the Dealer Manager or by the Participating Dealer, respectively, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d) The Company, the Dealer Manager and the Participating Dealer (by virtue of entering into the Participating Dealer Agreement) agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable contributions referred to above in this Section 10. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or alleged omission.

(e) Notwithstanding the provisions of this Section 10, the Dealer Manager and the Participating Dealer shall not be required to contribute any amount by which the total price at which the Primary Units sold to the public by them exceeds the amount of any damages which the Dealer Manager and the Participating Dealer have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.

(f) No party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation.

(g) For the purposes of this Section 10, the Dealer Manager’s officers, directors, employees, members, partners, agents and representatives, and each person, if any, who controls the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution of the Dealer Manager, and each of the officers, directors, employees, members, partners, agents and representatives of the Company, respectively, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution of the Company, respectively. The Participating Dealers’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the number of Primary Units sold by each Participating Dealer and not joint.

11.	Term and Termination.

11.1 Term; Termination. This Agreement shall commence as of the date first written above. Unless sooner terminated pursuant to this Section 11.1 or by operation of law, this Agreement shall expire at the termination date of the Offering described in the Prospectus (the period between the original Effective Date and the termination date of the offering is referred to herein as the “Offering Period”). This Agreement (i) shall automatically terminate at the first occurrence of any of the following events: (a) the expiration of the Offering Period, (b) the date of the dissolution or liquidation of the Company, or (c) the date the Dealer Manager’s license or registration to act as a broker-dealer is revoked or suspended by any federal, self-regulatory or state agency and such revocation or suspension is not cured within ten (10) days from the date of such occurrence (and this Agreement shall be deemed to be suspended during revocation or suspension period), (ii) may be terminated by the Company pursuant to Section 11.2 below, and (iii) may be terminated by the Dealer Manager pursuant to Section 11.3 below (the date upon which any of the above occur shall be referred to as the “Termination Date”).

11.2 Termination by the Company. The Company has the option to terminate this Agreement immediately, subject to any applicable cure period described below, upon written notice of termination from the Company to the Dealer Manager, if any of the following events occur:

(a) a court of competent jurisdiction enters a decree or order for relief in respect of the Dealer Manager in any involuntary case under the applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Dealer Manager or for any substantial part of its property or orders the winding up or liquidation of the Dealer Manager’s affairs;

(b) the Dealer Manager commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Dealer Manager or for any substantial part of its property, or makes any general assignment for the benefit of creditors, or fails generally to pay its debts as they become due;

(c) a material breach of this Agreement by the Dealer Manager which materially adversely affects the Dealer Manager’s ability to perform its duties under this Agreement; provided that (i) the Dealer Manager does not cure any such material breach within thirty (30) days of receiving notice of such material breach from the Company, or (ii) if such material breach is not of a nature that can be remedied within such period, the Dealer Manager does not diligently take all reasonable steps to cure such breach or does not cure such breach within a reasonable time period; or

(d) the Dealer Manager shall have engaged in fraud, criminal conduct, willful misconduct or committed a willful or grossly negligent breach of the Dealer Manager’s obligations under this Agreement.

The Dealer Manager agrees that if any of the events specified in subsections (a) or (b) above occur, it will give written notice thereof to the Company within seven (7) days after the occurrence of such event.

11.3 Termination by the Dealer Manager. The Dealer Manager has the option to terminate this Agreement immediately, subject to any applicable cure period described below, upon written notice of termination from the Dealer Manager to the Company, if any of the following events occur:

(a) a court of competent jurisdiction enters a decree or order for relief in respect of the Company, a Subsidiary, or the Advisor in any involuntary case under the applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company, a Subsidiary, or the Advisor or for any substantial part of their property or orders the winding up or liquidation of the Company’s, a Subsidiary’s or the Advisor’s affairs;

(b) the Company, a Subsidiary or the Advisor commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company, a Subsidiary, or the Advisor or for any substantial part of their property, or makes any general assignment for the benefit of creditors, or fails generally to pay its debts as they become due;

(c) the Company shall have materially changed its investment strategy from that described in the Prospectus of primarily focusing on impact and impact-related investments and strategies (the “Impact Strategy”);

(d) a stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and is not rescinded within 10 business days after the issuance thereof;

(e) there shall have occurred a Material Adverse Effect on the Company, whether or not arising in the ordinary course of business, and the Company shall not have cured such Material Adverse Effect within sixty (60) days following notice from the Dealer Manager to the Company of such Material Adverse Effect;

(f) the Company shall have engaged in fraud, criminal conduct or willful misconduct or committed a willfully or grossly negligent breach of its respective obligations under this Agreement;

(g) a material breach of this Agreement by the Company that materially adversely affects the Company’s ability to perform its duties under this Agreement; provided that (i) the Company, as the case may be, does not cure any such material breach within thirty (30) days of receiving notice of such material breach from the Dealer Manager, or (ii) if such material breach is not of a nature that can be remedied within such period, the Company, as the case may be, does not diligently take all reasonable steps to cure such breach or does not cure such breach within a reasonable time period.

The Company agrees that if any of the events specified in subsections (a) or (b) above occur, it will give written notice thereof to the Dealer Manager within seven (7) days after the occurrence of such event.

11.4 Dealer Manager Obligations Upon Termination. The Dealer Manager, upon the expiration or termination of this Agreement, shall promptly deposit any and all funds, if any, in its possession which were received from investors for the sale of Offered Units into the appropriate account designated by the Company for the deposit of investor funds, promptly deliver to the Company all records and documents in its possession which relate to the Offering and are not designated as dealer copies, provide a list of all purchasers and broker-dealers with whom the Dealer Manager has initiated oral or written discussions regarding the Offering, and notify Participating Dealers of such termination. The Dealer Manager, at its sole expense, may make and retain copies of all such records and documents, but shall keep all such information confidential. Upon termination of this Agreement, the Dealer Manager shall use commercially reasonable best efforts to cooperate with the Company and any other party that may be necessary to accomplish an orderly transfer to a successor entity of the operation and management of the services the Dealer Manager is providing to the Company pursuant to this Agreement. The Dealer Manager will not be entitled to receive any additional fee in connection with the foregoing provisions of this Section 11.4, but the Company will pay or reimburse the Dealer Manager for any expenses reasonably incurred by the Dealer Manager in connection therewith, except in the event this Agreement is terminated by the Company pursuant to Section 11.2 above.

11.5 Company Obligations Upon Termination. Upon expiration or termination of this Agreement, the Company shall pay to the Dealer Manager all (a) earned but unpaid compensation and (b) reimbursement for all incurred, accountable expenses to which the Dealer Manager is or becomes entitled under Section 5 hereof at such time as such compensation becomes payable.

12. Survival of Provisions Following Termination. The respective agreements, representations and warranties of the Company, and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect until the Termination Date regardless of: (a) any investigation made by or on behalf of the Dealer Manager or any Participating Dealer or any person controlling the Dealer Manager or any Participating Dealer or by or on behalf of the Company, or any person controlling the Company; and (b) the delivery of payment for the Offered Units. Following the Termination Date, this Agreement will become void and there will be no liability of any party to any other party hereto, except for obligations under Sections 5, 6.1, 9, 10, 11, 12 and 14 hereof, all of which will survive the termination of this Agreement.

13. Confirmation. The Company hereby agrees and assumes the duty to confirm on its behalf and on behalf of dealers or brokers who sell the Offered Units all orders for purchase of Offered Units accepted by the Company. Such confirmations will comply with the rules of the SEC and FINRA Rules, and will comply with applicable laws of such other jurisdictions to the extent the Company is advised of such laws in writing by the Dealer Manager.

14.	Miscellaneous.

14.1 Applicable Law; Venue. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. EACH OF THE PARTIES HERETO WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT. The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of California and the Federal courts of the United States of America located in Los Angeles County, California for purposes of any suit, action or other proceeding arising from this Agreement and the Offering, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts. Each of the parties hereby consents to and grants any such court jurisdiction over the person of such parties and over the subject matter of any such dispute.

14.2 Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

14.3 Entire Agreement. This Agreement and the Exhibit attached hereto constitute the entire agreement among the parties and supersede any prior understanding, whether written or oral, prior to the date hereof with respect to the Offering.

14.4 Successors. This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and their respective successors and permitted assigns and shall inure to the benefit of the Participating Dealers to the extent set forth in Sections 1 and 6 hereof. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.

14.5 Assignment. Neither the Company, nor the Dealer Manager may assign or transfer any of such party’s rights or obligations under this Agreement without the prior written consent of the Dealer Manager, on the one hand, or the Company, on the other hand.

14.6	Amendment.

(a)	This Agreement may be amended only by the written agreement of the Dealer Manager, the Company and the Advisor.

(b)	Schedule 1 may be amended from time to time with the written consent of the Company and the Dealer Manager. However, the addition or removal of Registration Statements from Schedule 1 shall apply only prospectively and shall not affect the respective agreements, representations and warranties of the Company, the Advisor or the Dealer Manager prior to such amendments to Schedule 1. For the avoidance of doubt, the parties acknowledge and agree that, upon the removal of a Registration Statement from Schedule 1, the representations, warranties and covenants in Sections 1 and 2 shall no longer continue to be made with respect to the Offering, the Units or the Prospectus relating to such Registration Statement.

14.7 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed given or delivered (a) when delivered personally or by commercial messenger; (b) one business day after deposit with a recognized overnight delivery service, provided such deposit occurs prior to the deadline imposed by such service for overnight delivery; or (c) when transmitted by facsimile, provided confirmation of receipt is received by sender and such notice is sent by an additional method provided hereunder, in each case provided such communication is addressed to the intended recipient thereof as set forth below:

If to the Company:	TriLinc Global Impact Fund, LLC
1230 Rosecrans Ave, Suite 605
Manhattan Beach, California 90266
Attention: Gloria Nelund, Chairman and Chief Executive Officer

If to the Advisor:	TriLinc Advisors, LLC
1230 Rosecrans Ave, Suite 605
Manhattan Beach, California 90266
Attention: Gloria Nelund, Chairman and Chief
Executive Officer

If to the Dealer Manager:	SC Distributors, LLC
695 Town Center Drive, Suite 600
Costa Mesa, California 92626
Attention: Patrick Miller, President

Any party may change its address specified above by giving the other party notice of such change in accordance with this Section 14.7.

14.8 Invalid Provision. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

14.9 No Partnership. Nothing in this Agreement shall be construed or interpreted to constitute the Dealer Manager or the Participating Dealers as being in association with or in partnership with the Company or one another, and instead, this Agreement only shall constitute the Dealer Manager and Participating Dealers as brokers authorized by the Company to sell and to manage the sale by others of the Offered Units according to the terms set forth in the Registration Statement, the Prospectus or this Agreement. Nothing herein contained shall render the Dealer Manager or the Company liable for the obligations of any of the Participating Dealers or one another.

14.10 Third Party Beneficiaries. Except for the persons and entities referred to in Sections 9, 10 and 14.4, there shall be no third party beneficiaries of this Agreement, and no provision of this Agreement is intended to be for the benefit of any person or entity not a party to this Agreement, and no third party shall be deemed to be a beneficiary of any provision of this Agreement. Except for the persons and entities referred to in Sections 9 and 10, no third party shall by virtue of any provision of this Agreement have a right of action or an enforceable remedy against any party to this Agreement. Each of the persons and entities referred to in Sections 9 and 10 shall be a third party beneficiary of this Agreement.

14.11 Nonwaiver. The failure of any party to insist upon or enforce strict performance by any other party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such party’s right to assert or rely upon any such provision or right in that or any other instance; rather, such provision or right shall be and remain in full force and effect.

14.12 Access to Information. The Company may authorize the Company’s transfer agent to provide information to the Dealer Manager and each Participating Dealer regarding recordholder information about the clients of such dealers who have invested with the Company on an on-going basis for so long as such dealer has a relationship with such clients. The Dealer Manager shall require in the Participating Dealer Agreement that Participating Dealers not disclose any password for a restricted website or portion of website provided to such Participating Dealer in connection with the Offering and not disclose to any person, other than an officer, director, employee or agent of such Participating Dealers, any material downloaded from such a restricted website or portion of a restricted website.

14.13 Dealer Manager Information. Prior to the initial Effective Date, the parties will expressly acknowledge and agree as to the information furnished to the Company by the Dealer Manager expressly for use in the Registration Statement.

14.14 Promotion of Dealer Manager Relationship. The Company and the Dealer Manager will cooperate with each other in good faith in connection with the promotion or advertisement of their relationship in any release, communication, sales literature or other such materials and shall not promote or advertise their relationship without the approval of the other party in advance, which shall not be unreasonably withheld or delayed.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

“COMPANY”

TRILINC GLOBAL IMPACT FUND, LLC

By:
Name:	Gloria Nelund
Title:	Chairman and Chief Executive Officer

“ADVISOR”

TRILINC ADVISORS, LLC

By:
Name:
Title:

Accepted and agreed as of the date first written:

“DEALER MANAGER”

SC DISTRIBUTORS, LLC

By:
Name:	Patrick Miller
Title:	President

Schedule 1

Registration Statement(s)

1.	Registration Statement on Form S-1, Commission File No. 333-185676
2.	Registration Statement on Form S-1, Commission File No. 333-

Accepted and agreed to by the Company, the Advisor and the Dealer Manager as of [            ], 2015.

TRILINC GLOBAL IMPACT FUND, LLC

By:
Name:	Gloria Nelund
Title:	Chairman and Chief Executive Officer

TRILINC ADVISORS, LLC

By:
Name:
Title:

SC DISTRIBUTORS, LLC

By:
Name:	Patrick J. Miller
Title:	President

EXHIBIT A

TRILINC GLOBAL IMPACT FUND, LLC

Up to $1,500,000,000 in Units

FORM OF PARTICIPATING BROKER-DEALER AGREEMENT

            , 2013

Ladies and Gentlemen:

SC Distributors, LLC, a Delaware limited liability company, as the dealer manager (“Dealer Manager”) for TriLinc Global Impact Fund, LLC a Delaware limited liability company (the “Company”), invites you (“Dealer”) to participate in the distribution of any combination of Class A, Class C and Class I units of the Company (“Units”) subject to the following terms. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Dealer Manager Agreement between the Dealer Manager and the Company, dated February 25, 2013 in the form attached hereto as Exhibit “A” (the “Dealer Manager Agreement”).

I.	Dealer Manager Agreement

By Dealer’s acceptance of this Agreement, Dealer will become one of the “Participating Dealers” referred to in the Dealer Manager Agreement and will be entitled and subject to the terms and conditions of the Dealer Manager Agreement, including, but not limited to, Section 9.4 of the Dealer Manager Agreement wherein the Dealers severally agree to indemnify, defend and hold harmless the Company, the Dealer Manager, each of their respective Indemnified Parties, and each person who signs the Registration Statement, from and against any losses, claims, expenses, damages or liabilities to which the Company, the Dealer Manager, or any of their respective Indemnified Parties, or any person who signed the Registration Statement, may become subject, under the Securities Act or otherwise.

Dealer hereby agrees to solicit, as an independent contractor and not as the agent of the Dealer Manager or of the Company (or their affiliates), persons acceptable to the Company to purchase the Units pursuant to the subscription agreement in the form attached to the Prospectus and in accordance with the terms of the Prospectus and the subscription agreement. Dealer hereby agrees to use its best efforts to sell the Units for cash on the terms and conditions stated in the Prospectus. Nothing in this Agreement shall be deemed or construed to make Dealer an employee, agent, representative or partner of the Dealer Manager or the Company, and Dealer is not authorized to act for the Dealer Manager or the Company or to make any representations on their behalf except as set forth in the Prospectus and such other Authorized Sales Materials furnished to Dealer by the Dealer Manager, provided that the use of such Authorized Sales Materials has been approved for use in advance by the Company and all appropriate regulatory agencies.

II.	Submission of Orders

Each person desiring to purchase Units in the Offering will be required to complete and execute a Subscription Agreement in the form attached as an appendix to the Prospectus and to deliver to Dealer such completed Subscription Agreement, together with a check in U.S. dollars or by wire transfer of immediately available funds (hereinafter referred to as an “instrument of payment”) initially in the amount of $10.00 per Class A Unit, $9.576 per Class C Unit and $9.186 per Class I Unit subscribed for in the primary Offering, or such discounted purchase price per Unit that may apply based upon the available discounts specified in the Prospectus or at any other price as may be set by the Company following a quarterly valuation of its assets. Each class of DRIP Units will be initially sold at $9.025 per unit until such time as the Company commences valuations of its assets during the first full quarter following the satisfaction of the Minimum Offering and, thereafter, at the price equal to the current offering price per Unit, less the sales fees associated with that class of units in the Company’s primary offering. There shall be a minimum initial purchase in the primary Offering by any one purchaser of $2,000 of Units (except as otherwise indicated in the Prospectus, in any letter or memorandum from the Company to the Dealer Manager, or in any Follow-On Prospectus). Minimum subsequent purchases of Units shall be $500 per transaction. Until such time as the Company has satisfied the Minimum Offering and released the proceeds from such subscriptions from the Escrow Account (or such greater amount as may be applicable in respect of any greater escrow in respect of subscribers from any state), those persons who purchase Units will be instructed by the Dealer to make their checks payable to “UMB Bank, N.A., as escrow agent for TriLinc Global Impact Fund, LLC”. Thereafter, those persons who purchase Units will be instructed by the Dealer to make their checks payable to “TriLinc Global Impact Fund, LLC”. The Dealer Manager may authorize Dealer, if Dealer is a “$250,000 broker-dealer,” to instruct its customers to make its checks for Units subscribed for payable directly to the Dealer, in which case the Dealer will collect the proceeds of the subscriber’s checks and issue a check made payable to the order of the Escrow Agent or the Company, as the case may be, for the aggregate amount of the subscription proceeds. Subscription Agreements and instruments of payment not conforming to the foregoing instructions shall be returned directly to such subscriber not later than ten business days of receipt by the Dealer of such materials. Subscription Agreements and instruments of payment received by the Dealer which conform to the foregoing instructions shall be transmitted pursuant to one of the following methods:

(i) where, pursuant to the internal supervisory procedures of the Processing Broker-Dealer, internal supervisory review is conducted at the same location at which Subscription Agreements and instruments of payment are received from subscribers, then, by noon of the next business day following receipt by the Processing Broker-Dealer, the Processing Broker-Dealer will transmit the Subscription Agreements and instruments of payment to the Escrow Agent or, after the Minimum Offering has been obtained, to the Company or to such other account or agent as directed by the Company; and

(ii) where, pursuant to the internal supervisory procedures of the Processing Broker-Dealer, final internal supervisory review is conducted at a different location (the “Final Review Office”), Subscription Agreements and instruments of payment will be transmitted by the Processing Broker-Dealer to the Final Review Office by end of business of the next business day following receipt thereof by the Processing Broker-Dealer. The Final Review Office will in turn by end of business of the next business day following receipt thereof by the Final Review Office, transmit such Subscription Agreements and instruments of payment to the Escrow Agent or, after the Minimum Offering has been satisfied, to the Company or to such other account or agent as directed by the Company.

Notwithstanding the foregoing, with respect to any Units to be purchased by a custodial account, Dealer shall cause the custodian of such account to deliver a completed Subscription Agreement and instrument of payment for such account directly to the Escrow Agent. Dealer shall furnish to the Escrow Agent with each delivery of instruments of payment a list of the subscribers showing the name, address, tax identification number, state of residence, amount and class of Units subscribed for, and the amount of money paid.

III.	Pricing

Except as described in the Prospectus, 125,000,000 Units (consisting of any combination of Class A, Class C and Class I Units) shall be offered to the public initially at the offering price of $10.00 per Class A Unit, $9.576 per Class C Unit and $9.186 per Class I Unit, payable in cash pursuant to the primary Offering, and up to $250,000,000 Units (consisting of any combination of Class A, Class C and Class I Units) will be offered pursuant to the Company’s distribution reinvestment plan (“DRIP”) at a price initially equal to $9.025 per Unit. Following the first quarterly valuation of assets during the first full quarter following the satisfaction of the Minimum Offering, (i) the price of the Units sold pursuant to the DRIP will equal to the current offering price per Unit, less the sales fees associated with that class of units in the Company’s primary offering and (ii) the respective price of the Units sold in the primary Offering will be increased or decreased as necessary to insure that the Units are not sold at a net price, after deduction of selling commissions, dealer manager fees, organization and offering expenses, that is above or below the Company’s net asset value per Unit as of the most recent valuation date.

IV.	Dealers’ Compensation

Except for discounts and other special circumstances described in or otherwise provided for in the “Plan of Distribution” section of the Prospectus or the Dealer Manager Agreement, Dealer’s selling commission applicable to the total public offering price of Units sold in the primary offering by Dealer that it is authorized to sell hereunder is (1) 7.0% of the gross proceeds of the Class A Units and (2) 3.0% of the gross proceeds of the Class C Units sold by it and accepted and confirmed by the Company, which commissions in each case will be paid by the Dealer Manager. For these purposes, a “sale of Class A Units or Class C Units” shall occur if and only if a transaction has closed with a securities purchaser pursuant to all applicable Offering and subscription documents and the Company has thereafter distributed the commission to the Dealer Manager in connection with such transaction. The Dealer affirms that the Dealer Manager’s liability for commissions payable is limited solely to the proceeds of commissions receivable associated therewith, and the Dealer hereby waives any and all rights to receive payment of commissions due until such time as the Dealer Manager is in receipt of the commission from the Company.

In addition, as set forth in the Prospectus, the Dealer Manager may, in its sole discretion, reallow a portion of the Dealer Manager Fee and all or any portion of the Distribution Fee to Dealer. Such reallowance, if any, shall be determined by the Dealer Manager in its sole discretion.

Dealer acknowledges and agrees that no selling commissions or a Dealer Management Fee will be paid in connection with Units sold under the DRIP; provided, however, that the Distribution Fee is payable with respect to Class C Units sold under the DRIP.

The Dealer Manager will reimburse Dealer for reasonable bona fide due diligence expenses incurred by Dealer provided such expenses are provided to Dealer Manager on a detailed and itemized invoice within six months of the date of sale of Units.

Except as otherwise provided herein, all expenses incurred by Dealer in the performance of Dealer’s obligations hereunder, including, but not limited to, expenses related to the Offering and any attorneys’ fees, shall be at Dealer’s sole cost and expense, and the foregoing shall apply notwithstanding the fact that the Offering is not consummated for any reason.

Dealer acknowledges and agrees that no commissions, payments or amount whatsoever will be paid to the Dealer unless or until the gross proceeds of the Units sold are disbursed to the Company pursuant to the Escrow Agreement. Until the Company has satisfied the Minimum Offering requirement, investments will be held in escrow and, if the Minimum Offering requirement is not satisfied, investments will be returned to the investors in accordance with the Prospectus (or the applicable Follow-On Prospectus).

The parties hereby agree that the foregoing selling commissions, Dealer Manager Fees and Distribution Fees are not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Units, that Dealer’s interest in the Offering is limited to such selling commissions from the Dealer Manager and to Dealer’s indemnity referred to in Section 9.2 of the Dealer Manager Agreement and that the Company is not liable or responsible for the direct payment of any commissions.

V.	Payment

Payments of selling commissions and any portion of the Dealer Manager Fee or the Distribution Fee will be made by the Dealer Manager to Dealer within 10 days of the receipt by the Dealer Manager of the gross commission payments or the payment of the Dealer Manager Fee or Distribution Fee from the Company. Dealer acknowledges that if the Company pays selling commissions, the Dealer Manager Fee and the Distribution Fee to the Dealer Manager, the Company is relieved of any obligation for paying selling commissions and any Dealer Manager Fee or Distribution Fee to Dealer. The Company may rely on and use the preceding acknowledgment as a defense against any claim by Dealer for selling commissions the Company pays to Dealer Manager but that Dealer Manager fails to remit to Dealer.

VI.	Covenants of Dealer

Prior to participating in the Offering, Dealer will have conducted an inquiry such that Dealer has reasonable grounds to believe, based on information made available to Dealer by the Dealer Manager and/or the Company through the Prospectus, that all material facts are adequately and accurately disclosed in the Prospectus and provide a basis for evaluating an investment in the Company and the Units. Dealer agrees not to rely upon the efforts of the Dealer Manager, which is affiliated with the Company, in determining whether the Company has adequately and accurately disclosed all material facts upon which to provide a basis for evaluating the Company to the extent required by federal or state laws or the Financial Industry Regulatory Authority (“FINRA”). Dealer further agrees to conduct its own investigation to make that determination independent of the efforts of the Dealer Manager.

Dealer agrees to retain in its records and make available to the Dealer Manager and to the Company for a period of at least six (6) years following the termination of the Offering, or such period of time as may be required by the SEC, any state securities commission, FINRA or the Company, whichever is later, information establishing that each investor who purchases the Units solicited by Dealer is within the permitted class of investors under the requirements of the jurisdiction in which such purchaser is a resident and the suitability standards set forth in the Prospectus and the Subscription Agreement.

Dealer agrees that, prior to accepting a subscription for the Units, it will inform the prospective investor of all pertinent facts relating to the illiquidity and lack of marketability of the Units, as appropriate, during the term of the investment but shall not, in any event, make any representation on behalf of the Company except as set forth in the Prospectus and any Authorized Sales Materials.

VII.	Compliance with Record Keeping Requirements

The Dealer agrees to comply with the record keeping requirements of the Exchange Act, including but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act.

VIII.  Compliance With Laws

With respect to the Dealer’s participation in the offer and sale of the Units (including, without limitation any resales and transfers of Units), the Dealer agrees to comply, with all applicable requirements of (i) the Securities Act, the Securities Act Rules and Regulations, the Exchange Act, the Exchange Act Rules and Regulations and all other federal laws, rules and regulations applicable to the Offering and the sale of the Units, (ii) all applicable state securities or blue sky laws, rules or regulations, (iii) FINRA Rules applicable to the Offering, specifically including, but not in any way limited to, Conduct Rules 2310, 2340, 2420, 2730, 2740 and 2750, and (iv) the provisions of Section III.C. of the NASAA Guidelines. Dealer will not offer Units in any jurisdiction unless Dealer has been advised in writing by the Company that the Units are qualified or registered under the applicable laws of such jurisdiction or that such qualification or registration is not required in such jurisdiction and that the Units may be offered and sold in such jurisdiction.

Dealer agrees to comply and shall comply with any applicable requirements with respect to its participation in any resales or transfers of the Units. In addition, Dealer agrees that should it assist with the resale or transfer of the Units, it will fully comply with all applicable FINRA rules and any other applicable federal or state laws.

IX.  Right to Reject Orders or Cancel Sales

All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company, which reserves the right to reject any order. Orders not accompanied by a Subscription Agreement and the required instrument of payment for the Units may be rejected. Issuance and delivery of the Units will be made only after actual receipt of payment therefore. If any check is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Units within 15 days of sale, the Company reserves the right to cancel the sale without notice. In the event an order is rejected, canceled or rescinded for any reason, Dealer agrees to return to the Dealer Manager any selling commissions theretofore paid with respect to such order.

X.  Prospectus and Authorized Sales Materials

Dealer is not authorized or permitted to give or provide, and will not give or provide any information or make any representation concerning the Units except as set forth in the Prospectus and the Authorized Sales Materials. The Dealer Manager will supply Dealer with reasonable quantities of the Prospectus, as well as any Authorized Sales Materials, for delivery to investors, and Dealer will deliver a copy of the Prospectus as required by the Securities Act, the Exchange Act, and the Rules and Regulations. Dealer agrees that it will not send or give any Authorized Sales Materials to an investor unless it has previously sent or given a Prospectus to that investor or has simultaneously sent or given a Prospectus with such Authorized Sales Materials. Dealer agrees that it will not (i) show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Dealer Manager and marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the offer or sale of Units to members of the public or (ii) show or give to any investor or prospective investor in a particular jurisdiction any material or writing if such material bears a legend denoting that it is not to be used in connection with the sale of Units to members of the public in such jurisdiction. Dealer agrees that it will not use in connection with the offer or sale of Units any material or writing that relates to another company supplied to it by the Company or the Dealer Manager bearing a legend that states that such material may not be used in connection with the offer or sale of any securities of the Company. Dealer further agrees that it will not use in connection with the offer or sale of

Units any materials or writings that have not been previously approved by the Dealer Manager other than the Prospectus and the Authorized Sales Materials. Dealer agrees, if the Dealer Manager so requests, to furnish a copy of any revised preliminary Prospectus to each person to whom it has furnished a copy of any previous preliminary Prospectus, and further agrees that it will itself mail or otherwise deliver all preliminary and final Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Exchange Act. Regardless of the termination of this Agreement, Dealer will deliver a Prospectus in transactions with respect to the Units for a period of 90 days from the effective date of the Registration Statement or such longer period as may be required by the Exchange Act or the Exchange Act Rules and Regulations thereunder.

XI.  License and Association Membership

Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that Dealer is duly registered as a broker-dealer pursuant to the provisions of the Exchange Act, duly licensed or registered by the regulatory authorities in the jurisdictions in which Dealer offers and sells Units pursuant to the Offering, and that Dealer is a member in good standing of FINRA. This Agreement shall automatically terminate if Dealer ceases to be a member in good standing of FINRA. Dealer agrees to notify the Dealer Manager immediately if Dealer ceases to be a member in good standing of FINRA.

XII.  Anti-Money Laundering Compliance Programs

Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that Dealer has established and implemented an anti-money laundering compliance program (“AML Program”) in accordance with applicable law, including applicable FINRA Rules, Exchange Act Regulations and the USA PATRIOT Act, specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act,” and together with the USA PATRIOT Act, the “AML Rules”) reasonably expected to detect and cause the reporting of suspicious transactions in connection with the offering and sale of the Units. Dealer’s acceptance of this Agreement also constitutes a representation to the Company and the Dealer Manager that it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act. Dealer hereby covenants to remain in compliance with such requirements and shall, upon request by the Company or Dealer Manager, provide a certification to the Company that, as of the date of such certification (a) its AML program is consistent with the AML Rules and (b) it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act. Further, Dealer agrees, upon receipt of an “information request” issued under Section 314 (a) of the USA Patriot Act to provide the Financial Crimes Enforcement Network with information regarding: (i) the identity of a specified individual or organization; (ii) account number; (iii) all identifying information provided by the account holder; and (iv) the date and type of transaction. The Dealer Manager from time to time will monitor account activity to identify patterns of unusual size or volume, geographic factors, and any other potential signals of suspicious activity, including possible money laundering or terrorist financing. The Company and the Dealer Manager reserve the right to reject account applications from new customers who fail to provide necessary account information or who intentionally provide misleading information.

XIII.  Limitation of Offer

Dealer will offer Units only to persons who satisfy the investor suitability standards and minimum investment requirements set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company or the Dealer Manager and will only make offers to persons in the jurisdictions in which it is advised in writing by the Company or the Dealer Manager that the Units are qualified for sale or that such qualification or registration is not required in such jurisdiction and that the Units may be offered and sold in such jurisdiction. Notwithstanding the qualification of the Units for sale in any respective jurisdiction (or the exemption therefrom), Dealer represents, warrants and covenants that it will not offer Units and will not permit any of its registered representatives to offer Units in any jurisdiction unless both Dealer and such registered representative are duly licensed to transact securities business in such jurisdiction. In offering Units, Dealer will comply with the provisions of the rules and requirements of FINRA, as well as all other applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Article III.C. of the NASAA Guidelines.

Dealer agrees that, in recommending the purchase, sale or exchange of Units to an investor, Dealer, or a person associated with Dealer that makes a recommendation, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period required by the SEC, any state securities commission, FINRA or the Company) concerning the investor’s age, investment objectives, other investments, financial situation and needs, and any other information known to Dealer, or person associated with Dealer, that (i) the investor is or will be in a financial position appropriate to enable the investor to realize to a significant extent the benefits described in the Prospectus, including the tax benefits to the extent they are a significant aspect of the Company, (ii) the investor meets the minimum income, net worth and all of the other requirements set forth in Article III.B, Article III.C and Article III.E.1 of the NASAA Guidelines and the Company’s limited liability company operating agreement, and (iii) an investment in Units is otherwise suitable for such investor. Dealer agrees to sell Class A, Class C and Class I Units only to those persons who are eligible to purchase such Units, as described in the Prospectus. In making the determinations as to financial qualifications and as to suitability required by the NASAA Guidelines, Dealer may rely on (A) representations from investment advisers who are not affiliated with Dealer, banks acting as trustees or fiduciaries, and (B) information Dealer has obtained from a prospective investor, including such information as the investment objectives, other investments, financial situation and needs of the Person or any other information known by Dealer, after due inquiry. Notwithstanding the foregoing, Dealer shall not execute any transactions in the Company in a discretionary account without the prior written approval of the transaction by the customer.

XIV.  Customer Complaints

Dealer hereby agrees to promptly provide to the Dealer Manager copies of any written or otherwise documented complaints from Dealer’s customers received by such party relating in any way to the Offering (including, but not limited to, the manner in which the Units are offered by the Dealer Manager or the Dealer), the Units or the Company.

XV.  Termination, Amendment and Assignment

Dealer will immediately suspend or terminate its offer and sale of Units upon the request of the Company or the Dealer Manager at any time and will resume its offer and sale of Units hereunder upon a subsequent request of the Company or the Dealer Manager. Any party may terminate this Agreement by written notice delivered pursuant to Section XVII below. Such termination shall be effective 48 hours after the mailing of such notice. This Agreement and the exhibits hereto are the entire agreement of the parties and supersede all prior agreements, if any, relating to the subject matter hereof between the parties hereto.

This Agreement may be amended at any time by the Dealer Manager by written notice to Dealer, and any such amendment shall be deemed accepted by Dealer upon placing an order for sale of Units after it has received such notice.

The Dealer Manager may assign its rights, obligations and interests hereunder to a qualified assignee upon prior written notice to Dealer.

XVI.  Privacy Laws

The Dealer Manager and Dealer (each referred to individually in this section as “party”) agree as follows:

(a) Each party agrees to abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (the “GLB Act” ), (ii) the privacy standards and requirements of any other applicable federal or state law, and (iii) its own internal privacy policies and procedures, each as may be amended from time to time.

(b) Each party agrees to refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law.

(c) Each party shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) as provided by each to identify customers that have exercised their opt-out rights. In the event either party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that each is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

XVII.  Confidentiality of Due Diligence Information

Dealer understands that the Company, Dealer Manager or third party due diligence providers may from time to time furnish Dealer with certain information which is non-public, confidential or proprietary in nature (the “Due Diligence Information”) in connection with its due diligence obligations under FINRA rules and the federal securities laws. Dealer agrees that the Due Diligence Information will be kept confidential and shall not, without our prior written consent, be disclosed by Dealer, or by Dealer’s affiliates, agents, representatives or employees, in any manner whatsoever, in whole or in part, and shall not be used by Dealer, its agents, representatives or employees, other than in connection with Dealer’s due diligence evaluation of the Offering. Dealer agrees to reveal the Due Diligence Information only to its affiliates, agents, representatives and employees who need to know the Due Diligence Information for the purpose of the due diligence evaluation. Further, Dealer and its affiliates, agents, representatives and employees will not disclose to any person the fact that the Due Diligence Information has been made available to it.

The term Due Diligence Information shall not include information which (i) is already in Dealer’s possession or in the possession of Dealer’s parent corporation or affiliates, provided that such information is not known by Dealer to be subject to another confidentiality agreement with or other obligation of secrecy to the Company or another party; (ii) is or becomes generally available to the public other than as a result of a disclosure by Dealer, its affiliates, or their respective directors, officers, employees, agents, advisors and representatives in violation of this Agreement; (iii) becomes available to Dealer or its affiliates on a non-confidential basis from a source other than the Company or its advisors, provided that such source is not known by Dealer or its affiliates to be bound by a confidentiality agreement with or other obligation of secrecy to the Company or another party; or (iv) is independently developed by Dealer or by its affiliates without use of the Due Diligence Information.

Dealer agrees that its obligation of non-disclosure, non-use and confidentiality of the Due Diligence Information as set forth herein shall terminate two (2) years after the date on which the Due Diligence Information is received by Dealer.

XVIII.  Notice

All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered: (i) when delivered personally or by commercial messenger; (ii) one business day following deposit with a recognized overnight courier service, provided such deposit occurs prior to the deadline imposed by such service for overnight delivery; (iii) when transmitted, if sent by facsimile copy, provided confirmation of receipt is received by sender and such notice is sent by an additional method provided hereunder, in each case above provided such communication is addressed to the intended recipient thereof as set forth below:

If to the Dealer Manager:	SC Distributors, LLC
610 Newport Center Drive, Suite 350
Newport Beach, California 92660
Facsimile No.:
Attention: Patrick J. Miller, President

If to Dealer, to the address or facsimile number and address specified by Dealer on the signature page hereto.

XIX.  Attorney’s Fees; Applicable Law

In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. This Agreement shall be construed under the laws of the State of California and shall take effect when signed by Dealer and countersigned by the Dealer Manager.

XX.  Choice of Law and Arbitration

Regardless of the place of its physical execution or performance, the provisions of this Agreement will in all respects be construed according to, and the rights and liabilities of the parties hereto will in all respects be governed by, the substantive laws of Delaware without regard to and exclusive of Delaware’s conflict of laws rules.

Any dispute between the parties concerning this Agreement not resolved between the parties will be arbitrated in accordance with the rules and regulations of FINRA.

XXI.  Severability

In the event that any court of competent jurisdiction declares any provision of this Agreement invalid, such invalidity shall have no effect on the other provisions hereof; which shall remain valid and binding and in full force and effect, and to that end the provisions of this Agreement shall be considered severable.

XXII.  No Waiver

Failure by either party to promptly insist upon strict compliance with any of the obligations of the other party under this Agreement shall not be deemed to constitute a waiver of the right to enforce strict compliance with respect to any obligation hereunder.

XXIII.  Assignment

This Agreement may not be assigned by either party, except with the prior written consent of the other party. This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and permitted assigns.

XXIV.  Authorization

Each party represents to the other that all requisite corporate proceedings have been undertaken to authorize it to enter into and perform under this Agreement as contemplated herein, and that the individual who has signed this Agreement below on its behalf is a duly authorized officer.

XXV.  Amendments

This Agreement shall only be amended upon written agreement executed by each of the parties hereto; provided, however, that no amendment to this Agreement will be effective to amend any provision of the Dealer Manager Agreement.

XXVI.  Counterparts

This Agreement may be signed by the parties hereto in two or more counterparts, each of which shall be deemed to be an original, which together shall constitute one and the same Agreement among the parties.

[SIGNATURE PAGE FOLLOWS]

TriLinc Global Impact Fund, LLC

Participating Broker-Dealer Agreement

[SIGNATURE PAGE]

We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions set forth therein.

Dealer:		(as shown in FINRA records)

Attention:

Address:

City: State:

Telephone No.:	Zip Code:

Facsimile No.:

E-mail:

AGREED TO AND ACCEPTED BY THE DEALER:

By:
Signature

Printed Name

Title

AGREED TO AND ACCEPTED BY
THE DEALER MANAGER:
SC DISTRIBUTORS, LLC

By:
Patrick J. Miller
President